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                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                         WESTERFED FINANCIAL CORPORATION

                                       AND

                                SECURITY BANCORP

                         DATED AS OF SEPTEMBER 24, 1996



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                          AGREEMENT AND PLAN OF MERGER

                                TABLE OF CONTENTS

ARTICLE I ..........................................................................................    8

   SECTION 1.01 EFFECTS OF THE MERGER ..............................................................    8

   SECTION 1.02 CONVERSION OF STOCK ................................................................    9

   SECTION 1.03 CONVERSION ELECTION PROCEDURES .....................................................    9

   SECTION 1.04 TIME AND PLACE OF CLOSING ..........................................................   12

   SECTION 1.05 EXCHANGE OF SECURITY COMMON STOCK ..................................................   13

   SECTION 1.06 MERGER OF SECURITY BANK, FSB .......................................................   14

ARTICLE II .........................................................................................   15

   SECTION 2.01 ORGANIZATION .......................................................................   15

   SECTION 2.02 AUTHORIZATION ......................................................................   15

   SECTION 2.03 CONFLICTS ..........................................................................   15

   SECTION 2.04 ANTI-TAKEOVER PROVISIONS INAPPLICABLE ..............................................   16

   SECTION 2.05 CAPITALIZATION .....................................................................   16

   SECTION 2.06 WESTERFED FINANCIAL STATEMENTS; MATERIAL CHANGES ...................................   17

   SECTION 2.07 WESTERFED SUBSIDIARIES .............................................................   17

   SECTION 2.08 WESTERFED FILINGS ..................................................................   18

   SECTION 2.09 WESTERFED REPORTS ..................................................................   18

   SECTION 2.10 COMPLIANCE WITH LAWS ...............................................................   19

   SECTION 2.11 DISCLOSURE .........................................................................   19

   SECTION 2.12 LITIGATION .........................................................................   19

   SECTION 2.13 LICENSES ...........................................................................   20

   SECTION 2.14 TAXES ..............................................................................   20


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
   SECTION 2.15 INSURANCE ..........................................................................   21

   SECTION 2.16 LOANS; INVESTMENTS .................................................................   21

   SECTION 2.17 ALLOWANCE FOR POSSIBLE LOAN LOSSES .................................................   22

   SECTION 2.18 WESTERFED BENEFIT PLANS ............................................................   23

   SECTION 2.19 COMPLIANCE WITH ENVIRONMENTAL LAWS .................................................   24

   SECTION 2.20 SUBMISSION OF DOCUMENTS ............................................................   25

   SECTION 2.21 DEFAULTS ...........................................................................   26

   SECTION 2.22 OPERATIONS SINCE MARCH 31, 1996 ....................................................   26

   SECTION 2.23 CORPORATE RECORDS ..................................................................   26

   SECTION 2.24 UNDISCLOSED LIABILITIES ............................................................   27

   SECTION 2.25 ASSETS .............................................................................   27

   SECTION 2.26 INDEMNIFICATION ....................................................................   28

   SECTION 2.27 INSIDER INTERESTS ..................................................................   28

ARTICLE III ........................................................................................   28

   SECTION 3.01 ORGANIZATION .......................................................................   28

   SECTION 3.02 AUTHORIZATION ......................................................................   28

   SECTION 3.03 CONFLICTS ..........................................................................   29

   SECTION 3.04 ANTI-TAKEOVER PROVISIONS INAPPLICABLE ..............................................   29

   SECTION 3.05 CAPITALIZATION AND STOCKHOLDERS ....................................................   29

   SECTION 3.06 SECURITY FINANCIAL STATEMENTS; MATERIAL CHANGES ....................................   30

   SECTION 3.07 SECURITY SUBSIDIARIES ..............................................................   30

   SECTION 3.08 SECURITY FILINGS ...................................................................   31

   SECTION 3.09 SECURITY REPORTS ...................................................................   31

   SECTION 3.10 COMPLIANCE WITH LAWS ...............................................................   32


                                       ii
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
   SECTION 3.11 DISCLOSURE .........................................................................   33

   SECTION 3.12 LITIGATION .........................................................................   33

   SECTION 3.13 LICENSES ...........................................................................   33

   SECTION 3.14 TAXES ..............................................................................   33

   SECTION 3.15 INSURANCE ..........................................................................   34

   SECTION 3.16 LOANS; INVESTMENTS .................................................................   34

   SECTION 3.17 ALLOWANCE FOR POSSIBLE LOAN LOSSES .................................................   36

   SECTION 3.18 SECURITY BENEFIT PLANS .............................................................   36

   SECTION 3.19 COMPLIANCE WITH ENVIRONMENTAL LAWS .................................................   39

   SECTION 3.20 CONTRACTS AND COMMITMENTS ..........................................................   40

   SECTION 3.21 DEFAULTS ...........................................................................   43

   SECTION 3.22 OPERATIONS SINCE MARCH 31, 1996 ....................................................   43

   SECTION 3.23 CORPORATE RECORDS ..................................................................   45

   SECTION 3.24 UNDISCLOSED LIABILITIES ............................................................   45

   SECTION 3.25 ASSETS .............................................................................   45

   SECTION 3.26 INDEMNIFICATION ....................................................................   46

   SECTION 3.27 INSIDER INTERESTS ..................................................................   46

ARTICLE IV .........................................................................................   46

   SECTION 4.01 BUSINESS IN ORDINARY COURSE ........................................................   46

   SECTION 4.02 CONFORMING ACCOUNTING AND RESERVE POLICIES; RESTRUCTURING EXPENSES .................   50

   SECTION 4.03 CERTAIN ACTIONS ....................................................................   50

ARTICLE V ..........................................................................................   51

   SECTION 5.01 INSPECTION OF RECORDS; CONFIDENTIALITY .............................................   51

   SECTION 5.02 REGISTRATION STATEMENT; STOCKHOLDER APPROVAL .......................................   52


                                      iii
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
   SECTION 5.03 AFFILIATE LETTERS ..................................................................   53

   SECTION 5.04 BROKERS ............................................................................   53

   SECTION 5.05 COOPERATION ........................................................................   53

   SECTION 5.06 REGULATORY APPLICATIONS ............................................................   53

   SECTION 5.07 FINANCIAL STATEMENTS AND REPORTS ...................................................   54

   SECTION 5.08 NOTICE .............................................................................   54

   SECTION 5.09 PRESS RELEASE ......................................................................   54

   SECTION 5.10 DELIVERY OF SUPPLEMENTS TO DISCLOSURE SCHEDULES ....................................   54

   SECTION 5.11 LITIGATION MATTERS .................................................................   55

   SECTION 5.12 NOTICE OF MATERIAL ADVERSE EFFECT ..................................................   55

   SECTION 5.13 OPTIONS; EMPLOYMENT AGREEMENTS; BENEFITS AND RELATED MATTERS .......................   55

   SECTION 5.14 EXTENT OF KNOWLEDGE ................................................................   56

   SECTION 5.15 TAX TREATMENT ......................................................................   57

   SECTION 5.16 STOCK EXCHANGE LISTING .............................................................   57

   SECTION 5.17 DIRECTORS' AND OFFICERS' INDEMNIFICATION INSURANCE .................................   57

ARTICLE VI .........................................................................................   58

   SECTION 6.01 CONDITIONS TO THE OBLIGATIONS OF WESTERFED .........................................   58

   SECTION 6.02 CONDITIONS TO THE OBLIGATIONS OF SECURITY ..........................................   58

   SECTION 6.03 CONDITIONS TO THE OBLIGATIONS OF THE PARTIES .......................................   59

ARTICLE VII ........................................................................................   60

   SECTION 7.01 TERMINATION ........................................................................   60

   SECTION 7.02 LIABILITIES AND REMEDIES ...........................................................   61

   SECTION 7.03 SURVIVAL OF AGREEMENTS .............................................................   62

   SECTION 7.04 AMENDMENT ..........................................................................   62


                                       iv
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
   SECTION 7.05 WAIVER .............................................................................   62

ARTICLE VIII .......................................................................................   63

   SECTION 8.01 SURVIVAL ...........................................................................   63

   SECTION 8.02 NOTICES ............................................................................   63

   SECTION 8.03 APPLICABLE LAW .....................................................................   64

   SECTION 8.04 HEADINGS, ETC ......................................................................   64

   SECTION 8.05 SEVERABILITY .......................................................................   64

   SECTION 8.06 ENTIRE AGREEMENT; BINDING EFFECT; NON-ASSIGNMENT; COUNTERPARTS .....................   64



                                       v
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                                    EXHIBITS

Exhibit A                           Certification Election Form (omitted)

Exhibit B                           Bank Plan of Merger (omitted)

Exhibit C                           Representation Letter (omitted)

Exhibit D                           Cancellation Agreement (omitted)

Exhibit E                           List of Security/Security Bank FSB
                                    Employees and New Employment Agreements
                                    (omitted)

Exhibit F                           Security Stockholders Voting Agreement
                                    (omitted)

Exhibit G                           Stock Option Agreement #1 (see Exhibit 99.2
                                    to Report)


Exhibit H                           Stock Option Agreement #2 (see Exhibit 99.3
                                    to Report)




                                       vi
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                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (the "Agreement") being made and entered into as of the 24th day of September 1996, by and between WesterFed Financial Corporation, a Delaware corporation ("WesterFed"), and Security Bancorp, a Montana corporation ("Security").

                                WITNESSETH THAT:

         WHEREAS, WesterFed and Security are registered savings and loan holding companies under the Home Owner's Loan Act, as amended ("HOLA");

         WHEREAS, the Boards of Directors of WesterFed and Security deem it advisable and in the best interests of the stockholders of WesterFed and Security that WesterFed and Security become affiliated by causing Security to be merged with and into, and under the charter of, WesterFed in accordance with the applicable corporation law of the States of Delaware and Montana ("Corporate Law") with WesterFed deemed to be the continuing and surviving entity (the "Merger"), pursuant to which the stockholders of Security (other than holders of Excluded Shares (as defined in Section 1.02(b)) and Dissenting Shares (as defined in Section 1.03(i))) will receive shares of common stock, $.01 par value per share, of WesterFed ("WesterFed Common Stock") or cash, or a combination of both as provided herein, in exchange for their shares of common stock, $1.00 par value per share, of Security ("Security Common Stock"); and

         WHEREAS, WesterFed and Security desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also desire to set forth various conditions precedent to the Merger.

         NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, the parties agree as follows:

                                   DEFINITIONS

         (A) DEFINITIONS. Capitalized terms used in this Agreement have the following meanings:

         "Acquisition Transaction" means any of the following: (i) a merger or consolidation, or any similar transaction (other than the Merger) of any company with either Security or any Security Subsidiary; (ii) a purchase, lease or other acquisition of all or substantially all the assets of either Security or any Security Subsidiary; (iii) a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Securities Exchange Act) (including by way of merger, consolidation, share exchange, or otherwise) which would cause such person or group to become the beneficial owner of securities representing more than 24.9% of the voting power of either Security or any Security Subsidiary, but excluding the acquisition of beneficial ownership by any employee benefit plan maintained or sponsored by Security; (iv) a tender or exchange offer to acquire securities representing 19.9% or


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
more of the voting power of Security; (v) a public proxy or consent solicitation made to stockholders of Security seeking proxies in opposition to any proposal relating to any of the transactions contemplated by this Agreement; (vi) the filing of an application or notice with the Federal Reserve Board, the OCC, the OTS, or any other federal or state regulatory authority (which application has been accepted for processing) seeking approval to engage in one or more of the transactions referenced in clauses (i) through (iv) above; or (vii) the making of a bona fide offer to the Board of Directors of Security by written communication, that is or becomes the subject of public disclosure, to engage in one or more of the transactions referenced in clauses (i) through (v) above.

         "Additional Stock Election Shares" has the meaning assigned to such term in Section 1.03(e)(i)(B).

         "Aggrieved Party" has the meaning assigned to such term in Section 7.02(a).

         "Agreement" has the meaning assigned to such term in the introductory paragraph of this Agreement.

         "Average WesterFed Stock Price" means the average (rounded down to the nearest whole cent) of the closing per-share price of WesterFed Common Stock on the National Association of Securities Dealers Automated Quotations system ("Nasdaq") for the twenty (20) consecutive trading days commencing on and including the thirtieth trading day immediately prior to the date of Closing.

         "Bank Merger" has the meaning assigned to such term in Section 1.06.

         "Bank Plan of Merger" has the meaning assigned to such term in Section 1.06.

         "Breaching Party" has the meaning assigned to such term in Section 7.02(a).

         "Cash Distribution" has the meaning assigned to such term in Section 1.02(b)(i).

         "Cash Election Shares" has the meaning assigned to such term in Section 1.03(b).

         "Certificates" has the meaning assigned to such term in Section
1.05(a).

         "Certification" has the meaning assigned to such term in Section
1.03(a).

         "Change in Control Benefit" has the meaning assigned to such term in
Section 3.18(a).

         "Closing" has the meaning assigned to such term in Section 1.04(a).

         "Closing Date" has the meaning assigned to such term in Section
1.04(a).

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Continuing Employees" has the meaning assigned to such term in Section 5.13(d).


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
         "Corporate Law" has the meaning assigned to such term in the recitals to this Agreement.

         "Derivative Securities" means interest rate swaps, caps, floors, option agreements, and other interest rate management arrangements and other instruments generally known as "derivatives", "structures notes", "high risk mortgage derivatives", "capped floating rate notes", or "capped floating rate mortgage derivatives".

         "Dissenting Shares" has the meaning assigned to such term in Section 1.03(i).

         "Effective Time" has the meaning assigned to such term in Section 1.01(c).

         "Election Deadline" means the date of the Security Stockholders'
Meeting.

         "Election Form" has the meaning assigned to such term in Section
1.03(a).

         "Environmental Laws" means all laws (civil or common), ordinances, rules, regulations, guidelines, and orders that: (a) regulate air, water, soil, and solid waste management, including the generation, release, containment, storage, handling, transportation, disposition, or management of any Hazardous Substance; (b) regulate or prescribe requirements for air, water, or soil quality; (c) are intended to protect public health or the environment; or (d) establish liability for the investigation, removal, or cleanup of, or damage caused by, any Hazardous Substance.

         "ERISA" means the Employee Retirement Income Security Acts of 1974, as amended.

         "Exchange Agent" means a bank or trust company or affiliate thereof selected by WesterFed and reasonably acceptable to Security to effect the exchange of the Certificates for the Merger Consideration.

         "Exchange Ratio" means $30.00 divided by the Average WesterFed Stock Price, except that (a) if the Average WesterFed Stock Price is equal to or less than $13.05, then the Exchange Ratio shall be 2.2989, (b) if the Average WesterFed Stock Price is equal to or more than $15.95 but not greater than $17.50, then the Exchange Ratio shall be 1.8809, (c) if the Average WesterFed Stock Price exceeds $17.50 and no Triggering Event has occured, then the Exchange Ratio shall be determined by dividing $32.91 by the Average WesterFed Stock Price, and (d) if the Average WesterFed Stock Price exceeds $17.50 and a Triggering Event has occured, then the Exchange Ratio shall be 1.88. The calculation of the Exchange Ratio shall be rounded to two decimal places.

         "Excluded Shares" has the meaning assigned to such term in Section 1.02(b).

         "FDIC" means the Federal Deposit Insurance Corporation.

         "FHLB" has the meaning assigned to such term in Section 4.01(b)(vi).

         "GAAP" means generally accepted accounting principles.

         "Hazardous Substance" has the meaning set forth in Section 9601 of the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C.A., Section 9601 et seq., and also includes any substance now or hereafter regulated by or subject to any Environmental Laws and any other pollutant, contaminant, or waste, including petroleum, asbestos, fiberglass, radon, and polychlorinated biphenyls.

         "HOLA" means the Home Owner's Loan Act, as amended.

         "Liabilities" has the meaning assigned to such term in Section 2.24.

         "Material Adverse Effect" with respect to an entity means any condition, event, change or occurrence that has or may reasonably be expected to have a material adverse effect on the condition (financial or otherwise), properties, assets, business, deposit liabilities, operations or results of operations, of such entity on a consolidated basis, it being understood that a Material Adverse Effect shall not include: (i) a change with respect to, or effect on, such entity and its Subsidiaries resulting from a change in law, rule, regulation, GAAP or regulatory accounting principles, as such would apply to the financial statements of such entity on a consolidated basis (ii) a change with respect to, or effect on, such entity and its Subsidiaries resulting from expenses (such as legal, accounting and investment bankers' fees) incurred in connection with this Agreement; (iii) a change with respect to, or effect on, such entity and its Subsidiaries resulting from any other matter affecting depository institutions generally including changes in general economic conditions and changes in prevailing interest and deposit rates; (iv) any one-time special insurance premium assessed by the FDIC on deposits insured by the SAIF; or (v) in the case of Security, any financial change resulting from adjustments taken pursuant to Section 4.02 hereof.

         "Maximum Stock Consideration Shares" means the number of shares of WesterFed Common Stock with a market value (calculated at the Average WesterFed Stock Price) equal to 45% of the aggregate Merger Consideration.

         "Merger" has the meaning assigned to such term in the recitals to this Agreement.

         "Merger Consideration" has the meaning assigned to such term in Section 1.02(b).

         "Minimum Stock Consideration Shares" means the number of shares of WesterFed Common Stock with a market value (calculated at the Average WesterFed Stock Price) equal to 40% of the aggregate Merger Consideration.

         "Mortgaged Premises" has the meanings assigned to such term in Section 2.19(c) and Section 3.19(c), as applicable.

         "NASD" means the National Association of Securities Dealers.

         "No Election Shares" has the meaning assigned to such term in Section 1.03(c).

         "OTS" means the Office of Thrift Supervision.

         "Participating Facility" has the meanings assigned to such term in
Section 2.19(c) and Section 3.19(c), as applicable.

         "PBGC" has the meaning assigned to such term in Section 2.18(e).

         "Proxy Statement" has the meaning assigned to such term in Section
2.03.

         "Registration Statement" has the meaning assigned to such term in
Section 2.03.

         "REO" has the meaning assigned to such term in Section 2.16(a).

         "SAIF" means the FDIC's Savings Association Insurance Fund.

         "SEC" means the Securities & Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security" means Security Bancorp, a Montana corporation.

         "Security Bank" has the meaning assigned to such term in Section
3.07(c).

         "Security Benefit Plans" has the meaning assigned to such term in
Section 3.18(a).

         "Security Common Stock" has the meaning assigned to such term in the recitals to this Agreement.

         "Security Disclosure Schedule" has the meaning assigned to such term in
Section 3.03.

         "Security Financial Statements" has the meaning assigned to such term in Section 3.06.

         "Security Permitted Lien" has the meaning assigned to such term in
Section 3.22(c).

         "Security Premises" has the meaning assigned to such term in Section 3.19(b).

         "Security Qualified Plans" has the meaning assigned to such term in
Section 3.18(b).

         "Security Stock Options" has the meaning assigned to such term in
Section 3.05(b).

         "Security Stock Option Plan" has the meaning assigned to such term in
Section 3.05(b).

         "Security Stockholders' Meeting" has the meaning assigned to such term in Section 2.03.

         "Security Subsidiary" means each corporation, savings bank, association, and other entity in which Security owns or controls directly or indirectly 10% or more of the outstanding equity securities; provided, however, there shall not be included any such entity acquired in good faith through foreclosure, or any such entity to the extent that the equity securities of such entity are owned or controlled in a bona fide fiduciary capacity.

         "Stock Distribution" has the meaning assigned to such term in Section 1.02(b)(ii).

         "Stock Election Shares" has the meaning assigned to such term in
Section 1.03(b).

         "Stockholders' Meetings" means the WesterFed Stockholders' Meeting and the Security Stockholders' Meeting.

         "Subsidiaries" has the meaning assigned to such term in Section 1.02.

         "Surviving Corporation" has the meaning assigned to such term in
Section 1.01(a).

         "Tax" and "Taxes" include any federal, state, local or foreign income, leasing, franchise, excise, gross receipts, sales, use, occupational, employment, real property, ad valorem, tangible and intangible personal property and state taxes, payments in lieu of taxes, levies, duties, imposts, business, operations or financial condition assessments, fees, charges and withholdings of any nature whatsoever, together with any related penalties, fines, additions to tax and interest thereon.

         "Triggering Event" means any of the following: (i) a merger or consolidation, or any similar transaction (other than the Merger) of any company with either WesterFed or Western; (ii) a purchase, lease or other acquisition of all or substantially all the assets of either WesterFed or Western; (iii) a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Securities Exchange Act) (including by way of merger, consolidation, share exchange, or otherwise) which would cause such person or group to become the beneficial owner of securities representing more than 24.9% of the voting power of either WesterFed or Western, but excluding the acquisition of beneficial ownership by any employee benefit plan maintained or sponsored by WesterFed; (iv) a tender or exchange offer to acquire securities representing 19.9% or more of the voting power of WesterFed; (v) the filing of an application or notice with the Federal Reserve Board, the OCC, the OTS, or any other federal or state regulatory authority (which application has been accepted for processing) seeking approval to engage in one or more of the transactions referenced in clauses (i) through
(iv) above; or (vi) the making of a bona fide offer to the Board of Directors of WesterFed by written communication, that is or becomes the subject of public disclosure, to engage in one or more of the transactions referenced in clauses
(i) through (v) above.

         "WesterFed" means WesterFed Financial Corporation, a Delaware corporation.

         "WesterFed Benefit Plans" means all compensation, consulting, employment, termination or collective bargaining, stock option, stock purchase, stock appreciation right, management recognition plan, life, health, accident or other insurance, bonus, deferred or incentive compensation, severance or separation agreements or any other agreements providing any payment or benefit resulting from a change in control, profit-sharing, retirement, or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering employees, former employees, directors or former directors of WesterFed or any WesterFed Subsidiary or their respective beneficiaries, including any employee benefit plans within the meaning of Section 3(3) of ERISA which WesterFed or any WesterFed Subsidiary maintains, to which WesterFed or any WesterFed Subsidiary contributes, or under which any employee, former employee, director or former director of WesterFed or any WesterFed Subsidiary is covered or has benefit rights and pursuant to which any liability of WesterFed or any WesterFed Subsidiary exists or is reasonably likely to occur, provided that the term "Plan or "Plans" is used in this Agreement for convenience only and does not constitute an acknowledgment that a particular arrangement is an employee benefit plan within the meaning of Section 3(3) of ERISA.

         "WesterFed Common Stock" has the meaning assigned to such in the recitals to this Agreement.

         "WesterFed Disclosure Schedule" has the meaning assigned to such term in Section 2.03.

         "WesterFed Financial Statements" has the meaning assigned to such term in Section 2.06.

         "WesterFed Option Plans" means the employee and director stock option plans described in Section 2.18 of the WesterFed Disclosure Schedule.

         "WesterFed Premises" has the meaning assigned to such term in Section 2.19(b).

         "WesterFed Qualified Plans" has the meaning assigned to such term in
Section 2.18(b).

         "WesterFed Stockholders' Meeting" has the meaning assigned to such term in Section 2.03.

         "WesterFed Subsidiary" means each corporation, financial institution and other entity in which WesterFed own or controls directly or indirectly 10% or more of the outstanding equity securities, excluding (i) any such entity acquired in good faith through foreclosure, and (ii) any such entity to the extent that the equity securities of such entity are owned or controlled in a bona fide fiduciary capacity.

         "Western" means Western Federal Savings Bank of Montana.

         (B) GENERAL INTERPRETATION. Except as otherwise expressly provided in this Agreement or unless the context clearly requires otherwise, the terms defined in this Agreement include the plural as well as the singular; the words "hereof," "herein", "hereunder", "in this Agreement" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; references in this Agreement to Articles, Sections , Schedules, and Exhibits refer to Articles and Sections of and Schedules and Exhibits to this Agreement; and pronouns used in this Agreement include the masculine, feminine and neuter gender. Unless the context clearly requires otherwise, whenever the words "include", "includes", or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". All accounting terms used in this Agreement that are not expressly defined in this Agreement have the respective meanings given to them in accordance with GAAP.

                                   ARTICLE I.

                                   THE MERGER

         SECTION 1.01 EFFECTS OF THE MERGER.

                  (a) SURVIVING CORPORATION. Subject to the terms and conditions of this Agreement, Security shall be merged with and into, and under the charter of, WesterFed at the Effective Time in accordance with the Corporate Law with WesterFed being the continuing and surviving corporation (sometimes referred to hereinafter as the "Surviving Corporation"), and the separate existence of Security shall cease.

                  (b) ADDITIONAL ACTIONS. If, at any time after the Effective Time, WesterFed shall consider or be advised that any further deeds, assignments or assurances or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Security or (b) otherwise carry out the purposes of this Agreement, Security and each of its officers and directors, shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances and to do all acts necessary or desirable to vest, perfect or confirm title and possession to such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of Security or otherwise to take any and all such action.

                  (c) EFFECTIVE TIME. The Merger shall become effective when the Certificate [Articles] of Merger shall be accepted for filing by the Secretaries of State of the States of Delaware and Montana (the "Effective Time"). On the Closing Date, the parties shall execute, acknowledge and file, in accordance with the Corporate Law, the Certificate [Articles] of Merger.

                  (d) RIGHTS AND LIABILITIES. The Surviving Corporation shall be called "WesterFed Financial Corporation", and shall possess all of the properties, privileges, immunities, powers, franchises and rights of a public as well as a private nature and be subject to all of the liabilities, restrictions and duties of WesterFed and Security and be governed by the laws of the State of Delaware.

                  (e) CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of WesterFed shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with the provisions thereof and the applicable Corporate Law.

                  (f) BYLAWS. The Bylaws of WesterFed in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until altered, amended or repealed as provided therein, or in the Certificate of Incorporation of the Surviving Corporation or the applicable Corporate Law.

                  (g) DIRECTORS AND OFFICERS. The directors of the Surviving Corporation shall be the persons who were directors immediately prior to the Effective Time as well as two current directors of Security selected by WesterFed after consulting with the Board of Directors of Security. The officers of the Surviving Corporation shall be the persons who were officers of WesterFed immediately prior to the Effective Time as well as one current officer of Security selected by WesterFed after consulting with the Board of Directors of Security.

         SECTION 1.02 CONVERSION OF STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of WesterFed or Security:

                  (a) Each share of WesterFed Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain outstanding.

                  (b) Subject to Section 1.03 hereof, the shares of Security Common Stock issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into either

                           (i) the right to receive an amount in cash equal to
                  $30.00 per share (the "Cash Distribution"), or

                           (ii) the right to receive a number of shares of
                  WesterFed Common Stock equal to the product of the Exchange Ratio multiplied by the number of shares of Security Common Stock to be converted ("Stock Distribution"),

in such proportions as the holder thereof shall elect or be deemed to have elected as provided in Section 1.03 of this Agreement (the aggregate of the Cash Distributions and the Stock Distributions payable or issuable pursuant to the Merger is sometimes hereinafter referred to as the "Merger Consideration"); provided, however, that any shares of Security Common Stock held by Security or any of its "Subsidiaries" (as defined in Rule 1.02 of Regulation S-X promulgated by the SEC), or by WesterFed or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be cancelled and shall not be exchanged for the Merger Consideration ("Excluded Shares").

         SECTION 1.03 CONVERSION ELECTION PROCEDURES.

                  (a) Concurrently with the mailing of the Proxy Statement to the stockholders of Security, WesterFed shall cause the Exchange Agent to mail to each holder of record of Security Common Stock a form of election (an "Election Form") on which such holder shall make the election as provided for in
Section 1.03(b) of this Agreement. Each Election Form provided to a holder of Security Common Stock shall incorporate a certificate substantially in the form of Exhibit A hereto (the "Certification"). WesterFed shall cause an Election Form and other appropriate materials for purposes of making the election provided for in Section 1.03(b) of this Agreement to be sent to each holder of Security Common Stock who Security advised WesterFed has become a holder after the record date of the Security Stockholders' Meeting.

                  (b) Each Election Form shall specify the type and amount of Merger Consideration receivable for each share of Security Common Stock and shall permit a holder to elect to receive, as provided in Section 1.02 of this Agreement, (i) the Cash Distribution for all of his shares (in which case, such holder's shares shall be deemed to be and shall be referred to herein as "Cash Election Shares"), (ii) the Stock Distribution for all of his shares (in which case, such holder's shares shall be deemed to be and shall be referred to herein as "Stock Election Shares"), or (iii) the Cash Distribution for those shares designated by the holder as Cash Election Shares and the Stock Distribution for the holder's remaining shares.

                  (c) Any shares of Security Common Stock with respect to which the holder thereof shall not, as of the Election Deadline, have made an election to receive either the Cash Distribution or the Stock Distribution (such holder's shares being deemed to be and shall be referred to herein as "No Election Shares") by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed to be Cash Election Shares, except as otherwise set forth in Section 1.03(e). Any holder of 1% or more of the Security Common Stock (determined as of the Closing Date) that shall not, on or before the Election Deadline, have delivered to the Exchange Agent a properly executed Certification (or such other representations as Silver, Friedman & Taff, L.L.P., in its sole discretion, shall deem acceptable) shall be deemed to have made a timely election to receive the Cash Distribution, and all shares of Security Common Stock held by such holder shall be deemed to be Cash Election Shares for all purposes of this Agreement, including this Section 1.03. (The parties acknowledge that the foregoing sentence will preclude a holder that acquires additional shares of Security Common Stock and becomes a holder of 1% or more of such shares after the Election Deadline from receiving the Stock Distribution.)

                  (d) Any election for purposes of Section 1.03(b) of this Agreement shall be effective only if the Exchange Agent shall have received a properly completed Election Form by the Election Deadline. Any Election Form may be revoked or changed by the person submitting such Election Form or any other person to whom the subject shares are subsequently transferred by written notice by such person to the Exchange Agent at or prior to the Election Deadline. All Election Forms shall be deemed to be revoked if the Exchange Agent is notified in writing by either WesterFed or Security that this Agreement has been terminated in accordance with its terms. The Exchange Agent shall have reasonable discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation is effective, consistent with the duty of the Exchange Agent to give effect to such elections, modifications or revocations to the maximum extent possible.

                  (e) As soon as practicable after the Effective Time, WesterFed shall cause the Exchange Agent to allocate among the holders of Security Common Stock the rights to receive the Cash Distribution or the Stock Distribution pursuant to the Merger as follows:

                  (i) if the number of shares of WesterFed Common Stock distributable in respect of the Stock Election Shares is less than the number of the Minimum Stock Consideration Shares, then

                           (A) First, all Stock Election Shares will be
                  converted into the right to receive the Stock Distribution;

                           (B) Second, the Exchange Agent shall convert all No
                  Election Shares to Stock Election Shares ("Additional Stock Election Shares") and exchange the same for the Stock Distribution, provided that the aggregate number of Stock Election Shares (including Additional Stock Election Shares) is equal or approximately equal to the number of Maximum Stock Consideration Shares; in the event that conversion of all No Election Shares to Additional Stock Election Shares would cause the aggregate number of Stock Election Shares (including Additional Stock Election Shares) to exceed the number of Maximum Stock Consideration Shares, the number of No Election Shares converted to Additional Stock Election Shares and exchanged for the Stock Distribution shall be reduced so that the aggregate number of Stock Election Shares (including Additional Stock Election Shares) equals or approximately equals the number of Maximum Stock Consideration Shares, with the aggregate Additional Stock Election Shares created upon the conversion of No Election Shares being allocated pro rata to each holder of No Election Shares in the proportion that the total No Election Shares of such holder bear to the total number of No Election Shares of all holders;

                           (C) Third, in the event that conversion of all No
                  Election Shares to Additional Stock Election Shares pursuant to clause (B) of this Section 1.03(e)(i) would cause the aggregate number of Stock Election Shares (including Additional Stock Election Shares) to be less than the number of Minimum Stock Consideration Shares, the Exchange Agent (in addition to converting all No Election Shares) shall convert a number of Cash Election Shares (excluding shares tendered by holders of less than 100 shares) to Stock Election Shares and exchange the same for the Stock Distribution such that the aggregate number of Stock Election Shares (including Additional Stock Election Shares) shall equal or be approximately equal to the number of Minimum Stock Consideration Shares, with the aggregate Stock Election Shares that are to be created upon the conversion of Cash Election Shares being allocated pro rata to each holder of Cash Election Shares in the proportion that the total Cash Election Shares of such holder bear to the total number of Cash Election Shares of all holders (excluding each holder of less than 100 shares); and

                           (D) Fourth, after the allocations set forth in
                  clauses (A) through (C) of this Section 1.03(e)(i) have been made, all remaining shares of Security Common Stock (other than Dissenting Shares) shall be converted into the Cash Distribution.

                  (ii) if the number of shares of WesterFed Common Stock distributable in respect of the Stock Election Shares is greater than the number of Maximum Stock Consideration Shares, then:

                           (A) all Cash Election Shares (including No Election
                  Shares) will be converted into the right to receive the Cash Distribution;

                           (B) the Exchange Agent will reallocate the Merger
                  Consideration payable to each holder of Stock Election Shares pro rata (based upon the number of Stock Election Shares owned by such holder, as compared with the total number of Stock Election Shares owned by all holders) such that the holders of the Stock Election Shares will receive, as Stock Distributions, the number of shares of WesterFed Common Stock which in the aggregate will be equal or approximately equal to the Maximum Stock Consideration Shares and will receive the balance of the Merger Consideration due to them in cash as Cash Distributions.

                  (f) The pro rata computations to be used by the Exchange Agent pursuant to this Section 1.03(e) shall be made by the Exchange Agent, in the reasonable exercise of its discretion.

                  (g) For purposes of this Section , Dissenting Shares shall be deemed to be Cash Election Shares.

                  (h) ACTIONS AFFECTING WESTERFED COMMON STOCK. If, prior to the Effective Time, shares of WesterFed Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or there occurs a distribution of warrants or rights with respect to WesterFed Common Stock, or a stock dividend, stock split or other general distribution of WesterFed Common Stock is declared with a record date prior to the Effective Time, then in any such event the Exchange Ratio shall be appropriately adjusted.

                  (i) DISSENTING SHARES. Any shares of Security Common Stock held by a holder who dissents from the Merger in accordance with the Corporate Law and becomes entitled to obtain payment for the fair value of such shares of Security Common Stock pursuant to the applicable provisions of the Corporate Law shall be herein called "Dissenting Shares." Notwithstanding any other provision of this Agreement, any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to the Corporate Law. All payments in respect of Dissenting Shares shall be from funds of WesterFed and not from the acquired assets of Security.

         SECTION 1.04 TIME AND PLACE OF CLOSING.

                  (a) CLOSING; CLOSING DATE. The closing of the transactions contemplated by this Agreement (the "Closing") will be held on a date mutually agreed upon by WesterFed and Security (the "Closing Date"). In the absence of such agreement, the Closing shall be held on the tenth business day after the last to occur of: (i) the receipt of all consents and approvals of government regulatory authorities as legally required to consummate the Merger and the Bank Merger and the expiration of all applicable statutory waiting periods; and (ii) the requisite approval of the Merger by the stockholders of Security and WesterFed.

                  (b) CLOSING LOCATION.The closing shall take place at the offices of WesterFed or such other place as WesterFed and Security may mutually agree prior to the Closing Date.

         SECTION 1.05 EXCHANGE OF SECURITY COMMON STOCK.

                  (a) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time, the Exchange Agent, who shall be appointed by WesterFed, shall mail to each holder of record of a certificate or certificates (other than certificates representing Dissenting Shares and Excluded Shares) which as of the Effective Time represented outstanding shares of Security Common Stock (the "Certificates"): (i) a form letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or a lost certificate affidavit and bond in a form reasonably acceptable to the Exchange Agent); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent (or a lost certificate affidavit and bond in a form reasonably acceptable to the Exchange Agent), together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive within ten business days or as soon thereafter as is practicable, the Merger Consideration, without any interest thereon and subject to any required withholding of Taxes, into which the shares of Security Common Stock represented by the Certificate so surrendered shall have been converted pursuant to the provisions of this Agreement, and the Certificate so surrendered shall forthwith be delivered to the Surviving Corporation for cancellation. If the Merger Consideration is to be paid to a person or entity other than the holder in whose name the Certificate is registered as of the Election Deadline, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person or entity requesting such exchange shall pay to the Exchange Agent, in advance, any applicable transfer or other Taxes.

                  (b) DELIVERY OF MERGER CONSIDERATION TO EXCHANGE AGENT. At the Effective Time, WesterFed shall deliver to the Exchange Agent the aggregate Merger Consideration to be paid for all of the issued and outstanding shares of Security Common Stock other than Dissenting Shares and Excluded Shares. On an as-required basis, WesterFed shall promptly and timely tender to the Exchange Agent additional cash funds required for the payment of cash in lieu of fractional shares. The Merger Consideration remaining in the hands of the Escrow Agent for non-surrendered Certificates shall be returned to WesterFed at the expiration of six months from the Effective Time.

                  (c) DIVIDENDS AND DISTRIBUTIONS. In the case of the Security Common Stock to be exchanged for the Stock Distribution, until the applicable holder surrenders for exchange his/her Certificates, no dividends or other distributions payable to holders of record of WesterFed

Common Stock shall be paid thereon; however, upon the surrender of any such Certificate there shall be paid to the holder, without interest, the full amount of such dividends or distributions.

                  (d) FULL PAYMENT. All shares of WesterFed Common Stock issued to satisfy Stock Distributions in exchange for Security Common Stock shall be validly issued, fully paid and non-assessable, and shall not be liable to any further call, nor shall the holder thereof be liable for any further payments with respect thereto.

                  (e) FRACTIONAL SHARES. No certificates or scrip representing fractional shares of WesterFed Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of the Surviving Corporation shall relate to any fractional share, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of the Surviving Corporation. In lieu of any fractional share, the Exchange Agent or the Surviving Corporation, as the case may be, shall pay to each holder of shares of Security Common Stock who otherwise would be entitled to receive a fractional share of WesterFed Common Stock an amount of cash (without interest) equal to the product achieved when such fraction is multiplied by $30.00 rounded to the nearest cent.

                  (f) CLOSING OF TRANSFER BOOKS. At the close of business on the Election Deadline, the transfer books for Security Common Stock shall be closed, and no transfer of shares shall thereafter be made on such books. If, after the Election Deadline, Certificates are presented for transfer to the Exchange Agent, they shall be held until the Effective Time and cancelled and exchanged for the Merger Consideration as provided in Section 1.03 subject to the procedures set forth in Section 1.05(a); provided however, such Certificates shall be promptly returned if the Closing shall not occur for any reason.

                  (g) LIST OF SECURITY STOCKHOLDERS. At the Effective Time, Security shall deliver a certified copy of a list of its stockholders to the Exchange Agent. If, after the Effective Time, Certificates representing shares of Security Common Stock are presented to Security or WesterFed, they shall be canceled and exchanged as provided in this Article I.

         SECTION 1.06 MERGER OF SECURITY BANK, FSB. WesterFed and Security understand that it is the intention of WesterFed to have Security Bank merge with and into Western (the "Bank Merger") at the Effective Time pursuant to a plan of merger (the "Bank Plan of Merger") in substantially the form attached hereto as Exhibit B. Security shall, and it shall cause Security Bank to, take all such actions as are reasonably requested by WesterFed so that the Bank Merger shall, at WesterFed's election, become effective at the Effective Time.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF WESTERFED

         WesterFed represents and warrants to Security that:

         SECTION 2.01 ORGANIZATION.

                  (a) WesterFed is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets, properties and business and to carry on its business substantially as it has been and is now being conducted. WesterFed is duly qualified to do business and is in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to so qualify would not have a Material Adverse Effect on WesterFed or its ability to consummate the transactions contemplated herein. WesterFed has all requisite corporate power and authority to enter into this Agreement and, subject to the receipt of all requisite regulatory approvals and the expiration of applicable waiting periods, and to consummate the transactions contemplated hereby. WesterFed is duly registered as a savings and loan holding company under the HOLA.

         SECTION 2.02 AUTHORIZATION. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly approved and authorized by WesterFed's Board of Directors, and no other corporate action on the part of WesterFed is required to be taken, except the approval of this Agreement and the Merger by its stockholders by the requisite vote required by its Certificate of Incorporation and the Corporate Law. This Agreement has been duly executed and delivered by WesterFed and constitutes the valid and binding obligation of WesterFed and is enforceable against WesterFed in accordance with its terms (except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles and doctrines).

         SECTION 2.03 CONFLICTS. Subject to the second sentence of this Section 2.03, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, or permit the acceleration of any obligation under, or result in the creation of any material lien, charge or encumbrance on any of the property or assets under, any provision of the Certificate of Incorporation or Bylaws of WesterFed or similar documents of any WesterFed Subsidiary or any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to WesterFed or any WesterFed Subsidiary or their respective properties, other than any such conflicts, violations or defaults which (i) will be cured or waived prior to the Effective Time, (ii) are not material to the conduct of business or operations of WesterFed or any WesterFed Subsidiary, or (iii) are disclosed in Section 2.03 of that certain confidential writing delivered by WesterFed to Security within two business days prior to the date hereof (the "WesterFed Disclosure Schedule"). No consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority is required by or with respect to WesterFed in connection with the execution and delivery of this Agreement or the consummation by WesterFed of the transactions contemplated hereby except for: (a) the filing of all applicable regulatory applications by WesterFed, Security and/or their respective Subsidiaries for approval of the transactions contemplated by this Agreement; (b) the filing by WesterFed of the registration statement relating to the WesterFed Common Stock to be issued pursuant to this Agreement (the "Registration Statement") with the SEC and various blue sky authorities, which Registration Statement shall include the prospectus/proxy statement (the "Proxy Statement") for use in connection with the meetings of stockholders to be held by WesterFed (the "WesterFed Stockholders' Meeting") and Security (the "Security Stockholders' Meeting") to vote on this Agreement and the Merger; (c) the filing of the Certificate [Articles] of Merger with respect to the Merger with the Secretaries of State of the States of Delaware and Montana; (d) the filing of Articles of Combination with the OTS with respect to the Bank Merger; (e) any filings, approvals or no-action letters with or from state securities authorities; and (f) any anti-trust filings, consents, waivers or approvals.

         SECTION 2.04 ANTI-TAKEOVER PROVISIONS INAPPLICABLE. No "business combination," "moratorium," "control share" or other state anti-takeover statute or regulation (i) prohibits or restricts WesterFed's ability to perform its obligations under this Agreement or its ability to consummate the transactions contemplated hereby, (ii) would have the effect of invalidating or voiding this Agreement or any provision hereof, or (iii) would subject Security to any material impediment or condition in connection with the exercise of any of its rights under this Agreement.

         SECTION 2.05 CAPITALIZATION.

                  (a) The authorized capital stock of WesterFed consists of (i) 10,000,000 shares of WesterFed Common Stock of which, as of the date hereof, 4,395,108 shares were issued and outstanding, and (ii) 5,000,000 shares of preferred stock, $.01 par value per share, of which none are issued and outstanding. All of the issued and outstanding shares of WesterFed Common Stock have been, and all of the shares of WesterFed Common Stock to be issued in the Merger will be, at the Effective Time, duly and validly authorized and issued, and are or will be as of the Effective Time, as the case may be, fully paid and non-assessable. None of the outstanding shares of WesterFed Common Stock has been issued in violation of any preemptive rights of the current or past stockholders of WesterFed or are subject to any preemptive rights of the current or past stockholders of Security, and none of the outstanding shares of WesterFed Common Stock is or will be entitled to any preemptive rights in respect of the Merger or any of the other transactions contemplated by this Agreement.

                  (b) As of the date hereof, WesterFed does not have outstanding any securities or rights convertible into or exchangeable for WesterFed Common Stock or any commitments, contracts, understandings or arrangements by which WesterFed is or may be bound to issue additional shares of WesterFed Common Stock, except pursuant to WesterFed Option Plans.

         SECTION 2.06 WESTERFED FINANCIAL STATEMENTS; MATERIAL CHANGES. WesterFed has heretofore delivered to Security its audited consolidated financial statements for the fiscal years ended June 30, 1994, 1995, and 1996 (together, the "WesterFed Financial Statements"). The WesterFed Financial Statements (a) are true and correct in all material respects, (b) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and (c) fairly present the consolidated financial position of WesterFed as of the dates thereof and the consolidated results of its operations, stockholders' equity, cash flows and changes in financial position for the periods then ended. Since June 30, 1996, WesterFed and the WesterFed Subsidiaries have not undergone or suffered any changes in their respective condition (financial or otherwise), properties, business or operations which have been, in any case or in the aggregate, materially adverse to WesterFed on a consolidated basis except as disclosed in Section 2.06 of the WesterFed Disclosure Schedule. No facts or circumstances have been discovered from which it reasonably appears that there is a significant risk and reasonable probability that WesterFed will suffer or experience a Material Adverse Effect.

         SECTION 2.07 WESTERFED SUBSIDIARIES.

                  (a) All of the WesterFed Subsidiaries as of the date of this Agreement are listed in Section 2.07 of the WesterFed Disclosure Schedule. WesterFed owns directly or indirectly all of the issued and outstanding shares of capital stock of the WesterFed Subsidiaries. Section 2.07 of the WesterFed Disclosure Schedule sets forth the number of shares of authorized and outstanding capital stock of the WesterFed Subsidiaries. Except as set forth in
Section 2.07 of the WesterFed Disclosure Schedule, neither WesterFed nor the WesterFed Subsidiaries owns directly or indirectly any debt or equity securities or other proprietary interest in any other corporation, joint venture, partnership, entity, association or other business. No capital stock of any of the WesterFed Subsidiaries is, or may become required to be, issued (other than to WesterFed) by reason of any options, warrants, scrip, right to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any WesterFed Subsidiary. All of the shares of capital stock of each WesterFed Subsidiary held by WesterFed or a WesterFed Subsidiary are fully paid and non-assessable and are owned free and clear of any claim, lien or encumbrance, except as disclosed in Section 2.07 of the WesterFed Disclosure Schedule.

                  (b) Each WesterFed Subsidiary is either a federally-chartered stock savings bank or a corporation and is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to so qualify, either individually or in the aggregate, would not have a Material Adverse Effect on WesterFed or the ability of WesterFed to consummate the transactions contemplated herein. Each WesterFed Subsidiary has the corporate power and authority necessary for it to own, operate or lease its assets, properties and business and to carry on its business as it has been and is now being conducted.

                  (c) Western is a member in good standing of the Federal Home Loan Bank System. All eligible deposit accounts issued by Western are insured by the FDIC through the SAIF to the full extent permitted under applicable law. Western is, and at all times since June 1,

1990 has been, a "domestic building and loan association" as defined in Section 7701(a)(19) of the Code and a "qualified thrift lender" as defined in Section 10(m) of HOLA. The liquidation account established by Western in connection with its conversion from mutual to stock form has been maintained since its establishment in accordance with applicable laws and the records with respect to said account are complete and accurate in all material respects.

         SECTION 2.08 WESTERFED FILINGS. WesterFed has previously made available, or will make available prior to the Effective Time, to Security true, correct and complete copies of its (i) proxy statements relating to all meetings of its stockholders (whether special or annual) during calendar years 1994, 1995 and 1996, and (ii) all other reports, as amended, or filings, as amended, required to be filed under the Securities Exchange Act by WesterFed with the SEC since January 1, 1994, including reports on Forms 10-K, 10-Q and 8-K.

         SECTION 2.09 WESTERFED REPORTS. Since January 1, 1994, each of WesterFed and the WesterFed Subsidiaries has filed, and will continue to file, all reports and statements, together with any amendment required to be made with respect thereto, that it was, or will be required to file with the SEC, the OTS, the FDIC, the NASD and other applicable banking, securities and other regulatory authorities (except filings which are not material). As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Except for normal examinations conducted by the Internal Revenue Service, state and local taxing authorities, the OTS or the FDIC in the regular course of the business of WesterFed or the WesterFed Subsidiaries, no federal, state or local governmental agency, commission or other entity has initiated any proceeding or, to the best knowledge of WesterFed, investigation into the business or operations of WesterFed or the WesterFed Subsidiaries within the past three (3) years except as set forth in
Section 2.09 of the WesterFed Disclosure Schedule. There is no unresolved violation, criticism or exception by the SEC, OTS, FDIC or other agency, commission or entity with respect to any report or statement referred to herein that is material to WesterFed on a consolidated basis.

         SECTION 2.10 COMPLIANCE WITH LAWS.

                  (a) Except as disclosed in Section 2.10 of the WesterFed Disclosure Schedule, the businesses of WesterFed and the WesterFed Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental entity, including any laws affecting financial institutions (including those pertaining to the Bank Secrecy Act, the investment of funds, the lending of money, the collection of interest and the extension of credit), federal and state securities laws, laws and regulations relating to financial statements and reports, truth-in-lending, truth-in-savings, usury, fair credit reporting, consumer protection, occupational safety, fair employment practices, fair labor standards and laws and regulations relating to employee benefits, and any statutes or ordinances relating to the properties occupied or used by WesterFed or any WesterFed Subsidiary, except for possible violations which either singly or in the aggregate do not and, insofar as reasonably can be foreseen in the future, will not have a Material Adverse Effect on WesterFed.

                  (b) Except as disclosed in Section 2.10 of the WesterFed Disclosure Schedule, no investigation or review by any governmental entity with respect to WesterFed or any WesterFed Subsidiary is pending or, to the best knowledge of WesterFed, threatened, nor has any governmental entity indicated to WesterFed an intention to conduct the same, other than normal thrift regulatory examinations and those the outcome of which will not have a Material Adverse Effect on WesterFed.

                  (c) WesterFed and each of the WesterFed Subsidiaries, where applicable, are in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder. As of the date of this Agreement, WesterFed has not been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause WesterFed or any of the WesterFed Subsidiaries to fail to be in substantial compliance with such provisions. No WesterFed Subsidiary that is a financial institution has received a rating from an applicable regulatory authority which is less than "satisfactory."

         SECTION 2.11 DISCLOSURE. None of the information supplied by WesterFed for inclusion in the Proxy Statement or in the Registration Statement, will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the Stockholders' Meetings or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act.

         SECTION 2.12 LITIGATION. Except as disclosed in Section 2.12 of the WesterFed Disclosure Schedule, there is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to the best knowledge of WesterFed, threatened, against or affecting WesterFed or any WesterFed Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, which involves a monetary demand in excess of $25,000 or requests equitable relief in the form of specific performance or an injunction, or which would materially affect the ability of WesterFed to consummate the transactions contemplated herein or which is seeking to enjoin consummation of the transactions provided for herein or to obtain other relief in connection with this Agreement or the transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission agency, instrumentality or arbitrator outstanding against WesterFed or any WesterFed Subsidiary or any of their respective officers, directors, employees or agents, in their capacities as such, having, or which, insofar as reasonably can be foreseen in the future, would have any material effect on WesterFed or any WesterFed Subsidiary.

         SECTION 2.13 LICENSES. WesterFed and the WesterFed Subsidiaries hold all licenses, certificates, permits, franchises and all patents, trademarks, service marks, trade names, copyrights or rights thereto, and required authorizations, approvals, consents, licenses, clearances and orders or registrations with all appropriate federal, state or other authorities, that are material to the conduct of their respective businesses as now conducted and as presently proposed to be conducted.

         SECTION 2.14 TAXES.

                  (a) Except as disclosed in Section 2.14 of the WesterFed Disclosure Schedule, WesterFed and the WesterFed Subsidiaries have each timely filed all Tax and information returns required to be filed and have paid (or WesterFed has paid on behalf of its Subsidiaries), or have accrued on their respective books and set up an adequate reserve for the payment of, all Taxes reflected on such returns as required to be paid in respect of the periods covered by such returns and have accrued on their respective books and set up an adequate reserve for the payment of all income and other Taxes anticipated to be payable in respect of periods through the end of the calendar month next preceding the date hereof. Neither WesterFed nor any WesterFed Subsidiary is delinquent in the payment of any Tax, assessment or governmental charge. No deficiencies for any Taxes have been proposed, asserted or assessed against WesterFed or any WesterFed Subsidiary that have not been resolved or settled, and no requests for waivers of the time to assess any such Tax are pending or have been agreed to. The income tax returns of WesterFed and the WesterFed Subsidiaries have not been audited by the Internal Revenue Service since June 1989 and have not been audited by any state, municipal or other taxing authority since June 1990. Neither WesterFed nor any WesterFed Subsidiary is a party to any action or proceeding by any governmental authority for the assessment or the collection of Taxes. Deferred Taxes of WesterFed and the WesterFed Subsidiaries have been accounted for in accordance with GAAP.

                  (b) WesterFed has not filed any consolidated federal income tax return with an "affiliated group" within the meaning of Section 1504 of the Code, where WesterFed was not the common parent of the group. Neither WesterFed nor any WesterFed Subsidiary is or has been a party to any Tax allocation agreement or arrangement pursuant to which it has any contingent or outstanding liability to anyone other than WesterFed or a WesterFed Subsidiary.

                  (c) WesterFed and the WesterFed Subsidiaries have each withheld amounts from its employees, stockholders or holders of public deposit accounts in compliance with the Tax withholding provisions of applicable federal, state and local laws, have filed all federal, state and local returns and reports for all periods for which such returns or reports would be due with respect to income tax withholding, social security, unemployment taxes, income and other Taxes and all payments or deposits with respect to such Taxes have been timely made and, except as set forth in Section 2.14 of the WesterFed Disclosure Schedule, have notified all employees, stockholders, and holders of public deposit accounts of their obligations to file all forms, statements and reports with it in accordance with applicable federal, state and local Tax laws and have taken reasonable steps to insure that such employees, stockholders and holders of public deposit accounts have filed all such forms, statements and reports with it.

         SECTION 2.15 INSURANCE. WesterFed and the WesterFed Subsidiaries maintain insurance with insurers which in the best judgment of management of WesterFed are sound and reputable, on their respective assets, and upon their respective businesses and operations, against loss or damage, risks, hazards and liabilities as in their judgment they deem appropriate. WesterFed and the WesterFed Subsidiaries maintain in effect all insurance required to be carried by law or by any agreement by which they are bound. All material claims under all policies of insurance maintained by WesterFed and the WesterFed Subsidiaries have been filed in due and timely fashion.

         SECTION 2.16 LOANS; INVESTMENTS.

         (a) Except as otherwise disclosed in Section 2.16 of the WesterFed Disclosure Schedule, each material loan reflected as an asset on the WesterFed Financial Statements as of June 30, 1996 is evidenced by appropriate and sufficient documentation and constitutes, to the best knowledge of WesterFed, the legal, valid and binding obligation of the obligor named in such documentation, enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines. Except as set forth in Section 2.16 of the WesterFed Disclosure Schedule, all such loans are, and at the Effective Time will be, free and clear of any security interest, lien, encumbrance or other charge. Except as set forth in
Section 2.16 of the WesterFed Disclosure Schedule, there is no loan or other asset of WesterFed or any WesterFed Subsidiary in excess of $250,000 that has been classified by examiners, management, the Board of Directors, or others as "Other Loans Especially Mentioned," "Substandard," "Doubtful" or "Loss" as of August 31, 1996. Set forth in Section 2.16 of the WesterFed Disclosure Schedule is a list of all real estate owned through the exercise of creditors rights or deed in lieu thereof ("REO") by, and in-substance foreclosures of, WesterFed and the WesterFed Subsidiaries as of August 31, 1996.

                  (b) All guarantees of indebtedness owed to WesterFed or any WesterFed Subsidiary, including those of the Federal Housing Administration, the Small Business Administration, and other state and federal agencies, are, to the best knowledge of WesterFed, valid and enforceable, except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines and except as would not have a Material Adverse Effect on WesterFed.

                  (c) Section 2.16 of the WesterFed Disclosure Schedule sets forth an accurate and complete list of all Derivative Securities to which WesterFed or any WesterFed Subsidiary is a party or by which any of their properties or assets may be bound, or that are owned by WesterFed or any WesterFed Subsidiary. Neither WesterFed nor any WesterFed Subsidiary has purchased any Derivative Security for, or invested in any Derivative Security any assets of, any account or person for which it acts as a trustee, fiduciary, or investment advisor. All Derivative Securities to which WesterFed or any WesterFed Subsidiary is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, to the best knowledge of WesterFed, in accordance with applicable rules, regulations and policies of thrift regulatory authorities and with counterparties believed to be financially responsible at the time, and are legal, valid and binding obligations and are in full force and effect. WesterFed and the WesterFed Subsidiaries have duly performed in all material respects all of their respective obligations thereunder to the extent that such obligations to perform have accrued, and to the best knowledge of WesterFed, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder. None of the transactions contemplated by this Agreement would permit a counterparty under any Derivative Security, or any party to any mortgage-backed security financing arrangement, to accelerate, discontinue, terminate, or otherwise modify any such Derivative Security or arrangement or would require WesterFed or any WesterFed Subsidiary to recognize any gain or loss with respect to such Derivative Security or arrangement.

                  (d) Except as set forth in Section 2.16 of the WesterFed Disclosure Schedule and except for pledges to secure public and trust deposits, none of the investments reflected in the WesterFed Financial Statements as of June 30, 1996 under the heading "Investment Securities," and none of the investments made by WesterFed and the WesterFed Subsidiaries since June 30, 1996, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of WesterFed or any WesterFed Subsidiary to freely dispose of such investment at any time. With respect to all material repurchase agreements to which WesterFed or any WesterFed Subsidiary is a party, WesterFed or such WesterFed Subsidiary has a valid, perfected first lien, or security interest in the government securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

                  (e) All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of any States of the United States and their political subdivisions, and other investment securities classified as "held to maturity" and "available for sale" held by WesterFed and the WesterFed Subsidiaries, as reflected in the WesterFed Financial Statements as of June 30, 1996, were classified and accounted for in accordance with F.A.S.B. 115 and the intentions of management.

         SECTION 2.17 ALLOWANCE FOR POSSIBLE LOAN LOSSES. The allowance for possible loan losses shown on the WesterFed Financial Statements as of June 30, 1996, (and as shown on any financial statements to be delivered by WesterFed to Security pursuant to Section 5.07 hereof), to the best knowledge of WesterFed, as of such date was (and will be as of such subsequent financial statement dates) adequate in all respects to provide for possible or specific losses, net of recoveries relating to loans previously charged off, on loans outstanding, and contained (or will contain) an additional amount of unallocated reserves for unanticipated future losses at a level considered adequate under the standards applied by applicable federal regulatory authorities and based upon GAAP applicable to thrift institutions. To the best knowledge of WesterFed, the aggregate principal amount of loans contained (or to be contained) in the loan portfolio of WesterFed and the WesterFed Subsidiaries as of the date of this Agreement (and as of the dates of any financial statements to be delivered by WesterFed to Security pursuant to Section 5.07 hereof) in excess of such reserve was (and will be) fully collectible.

         SECTION 2.18 WESTERFED BENEFIT PLANS.

                  (a) No WesterFed Benefit Plan is a multi-employer plan within the meaning of Section 3(37) of ERISA.

                  (b) Each of the WesterFed Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is qualified under Section 401(a) of the Code ("WesterFed Qualified Plans") has been determined by the Internal Revenue Service to qualify under Section 401(a) of the Code, or an application for determination of such qualification has been timely made to the Internal Revenue Service prior to the end of the applicable remedial amendment period under Section 401(b) of the Code, and, to the best of WesterFed's knowledge, there exist no circumstances likely to materially adversely affect the qualified status of any such WesterFed Qualified Plan. All such WesterFed Qualified Plans established or maintained by WesterFed or any of the WesterFed Subsidiaries or to which WesterFed or any of the WesterFed Subsidiaries contribute are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements in effect as of the Effective Time) of the Code for obtaining the Tax benefits the Code thereupon permits with respect to such WesterFed Qualified Plans. All accrued contributions and other payments required to be made by WesterFed or any WesterFed Subsidiary to any WesterFed Benefit Plan through June 30, 1996 have been made or reserves adequate for such purposes as of such date have been set aside therefor and reflected in the WesterFed Financial Statements as of June 30, 1996. Neither WesterFed nor any WesterFed Subsidiary is in material default in performing any of its respective contractual obligations under any of the WesterFed Benefit Plans or any related trust agreement or insurance contract, and there are no material outstanding liabilities of any such Plan other than liabilities for benefits to be paid to participants in such Plan and their beneficiaries in accordance with the terms of such Plan.

                  (c) Under each WesterFed Qualified Plan that is a defined benefit plan, as of the last day of the most recent plan year, the actuarially determined present value of all "benefit liabilities", within the meaning of
Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation) did not exceed the then current value of the assets of such Plan, and there has been no material change in the financial condition of such Plan since the last day of the most recent plan year.

                  (d) There is no pending or, to the best knowledge of WesterFed, threatened litigation or pending claim (other than benefit claims made in the ordinary course) by or on behalf of or against any of the WesterFed Benefit Plans (or with respect to the administration of any of the such Plans) now or heretofore maintained by WesterFed or any WesterFed Subsidiary which allege violations of applicable state or federal law which are reasonably likely to result in a liability on the part of WesterFed or any WesterFed Subsidiary or any such Plan.

                  (e) WesterFed and the WesterFed Subsidiaries and all other persons having fiduciary or other responsibilities or duties with respect to any WesterFed Benefit Plan are and have since the inception of each such Plan been in substantial compliance with, and each such Plan is and has been operated in substantial accordance with, its provisions and in substantial compliance with the applicable laws, rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation ("PBGC") and the Internal Revenue Service under ERISA, the Code or any other applicable law. Notwithstanding the foregoing, no representation is made with respect to compliance by a third party insurance company. No "reportable event" (as defined in Section 4043(b) of ERISA) has occurred with respect to any WesterFed Qualified Plan. Neither WesterFed, any WesterFed Subsidiary nor any WesterFed Benefit Plan has incurred or is reasonably likely to incur any liability for any "prohibited transactions" (as defined in Section 406 of ERISA or Section 4975(c) of the Code), or any material liability under Section 601 of ERISA or Section 4980B of the Code.

                  (f) WesterFed and the WesterFed Subsidiaries have filed or caused to be filed, and will continue to file or cause to be filed, in a timely manner all filings pertaining to each WesterFed Benefit Plan with the Internal Revenue Service, the PBGC, the Department of Labor, and as prescribed by the Code or ERISA, or regulations issued thereunder. All such filings, as amended, were complete and accurate in all material respects as of the dates of such filings, and there were no misstatements or omissions in any such filing which would be material to the financial condition of WesterFed on a consolidated basis. Notwithstanding the foregoing, no representation is made with respect to filings by a third party insurance company.

         SECTION 2.19 COMPLIANCE WITH ENVIRONMENTAL LAWS.

                  (a) Except as set forth in Section 2.19 of the WesterFed Disclosure Schedule: (i) to the best knowledge of WesterFed, the operations of WesterFed and each of the WesterFed Subsidiaries comply in all material respects with all applicable past and present Environmental Laws; (ii) to the best knowledge of WesterFed, none of the operations of WesterFed or any WesterFed Subsidiary, no assets presently or formerly owned or leased by WesterFed or any WesterFed Subsidiary and no Mortgaged Premises or a Participating Facility are subject to any judicial or administrative proceedings alleging the violation of any past or present Environmental Law, nor are they the subject of any claims alleging damages to health or property, pursuant to which WesterFed, any WesterFed Subsidiary or any owner of a Mortgaged Premises or a Participating Facility would be liable in law or equity; (iii) none of the operations of WesterFed or any WesterFed Subsidiary, no assets presently owned or, to the best knowledge of WesterFed, formerly owned by WesterFed or any WesterFed Subsidiary, and, to the best knowledge of WesterFed, no Mortgaged Premises or Participating Facility, is the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Substance, or any other substance into the environment, nor has WesterFed or any WesterFed Subsidiary, or, to the best knowledge of WesterFed, any owner of a Mortgaged Premises or a Participating Facility, been directed to conduct such investigation, formally or informally, by any governmental agency, nor has WesterFed or any WesterFed Subsidiary, or, to the best knowledge of WesterFed, any owner of a Mortgaged Premises or a Participating Facility, agreed with any governmental agency or private person to conduct any such investigation; and (iv) neither WesterFed or any WesterFed Subsidiary, nor, to the best knowledge of WesterFed, any owner of a Mortgaged Premises or a Participating Facility has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of a hazardous or toxic waste or reporting a spill or release of a Hazardous Substance, or any other substance into the environment.

                  (b) With respect to real property presently or formerly owned (including REO) or currently leased by WesterFed or any WesterFed Subsidiary (the "WesterFed Premises"), to the best knowledge of WesterFed: (i) no part of the WesterFed Premises has been used for the generation, manufacture, unlawful handling, unlawful storage, or unlawful disposal of Hazardous Substances; (ii) except as set forth in Section 2.19 of the WesterFed Disclosure Schedule, the WesterFed Premises do not contain any underground storage tank; and (iii) the WesterFed Premises do not contain and are not contaminated by any quantity of a Hazardous Substance from any source. With respect to any underground storage tank listed in Section 2.19 of the WesterFed Disclosure Schedule as an exception to the foregoing, to the best knowledge of WesterFed, such underground storage tank located on a WesterFed Premises is being maintained in compliance with the Environmental Laws, and has not been the source of any release of a Hazardous Substance into the environment, unless otherwise set forth in Section 2.19 of the WesterFed Disclosure Schedule.

                  (c) For purposes of this Section 2.19, "Mortgaged Premises" shall mean each (i) real property interest (including any fee or leasehold interest) which is encumbered or affected by any mortgage, deed of trust, deed to secure debt or other similar document or instrument granting to WesterFed or any WesterFed Subsidiary a lien on or security interest in such real property interest, and (ii) any other real property interest upon which is situated assets or other property affected or encumbered by any document or instrument granting to WesterFed or any WesterFed Subsidiary a lien thereon or security interest therein. For purposes of this Section , "Participating Facility" means any property in which WesterFed or any WesterFed Subsidiary participates in the management of such property and, where the context requires, includes the owner or operator of such property.

         SECTION 2.20 SUBMISSION OF DOCUMENTS. Section 2.20 of the WesterFed Disclosure Schedule contains, and shall be supplemented by WesterFed, as required by Section 5.10 hereof, so as to contain at the Closing Date, copies of each of the following documents, certified by an officer of WesterFed to be true and correct copies of such documents on the dates of such certificates.

                  (a) The Certificate of Incorporation, Charters and Bylaws and specimen certificates of each type of security issued by WesterFed and each WesterFed Subsidiary.

                  (b) All judgments, orders, injunctions, court decrees or settlement agreements arising out of or relating to the labor and employment practices or decisions of WesterFed or any

WesterFed Subsidiary which, by their terms, continue to bind or affect WesterFed or any WesterFed Subsidiary.

                  (c) All orders, decrees, memorandums, agreements or understandings with regulatory agencies binding upon or affecting the current operations of WesterFed or any WesterFed Subsidiary or any of their directors or officers in their capacities as such.

         SECTION 2.21 DEFAULTS. There has not been any default in any material obligation to be performed by WesterFed or any WesterFed Subsidiary under any material contract or commitment, and neither WesterFed nor any WesterFed Subsidiary has waived, and will not waive prior to the Effective Time, any material right under any material contract or commitment. To the best knowledge of WesterFed, no other party to any material contract or commitment is in default in any material obligation to be performed by such party.

         SECTION 2.22 OPERATIONS SINCE JUNE 30, 1996. Between June 30, 1996 and the date of this Agreement, except as set forth in Section 2.22 of the WesterFed Disclosure Schedule, there has not been:

                  (a) any payment of dividends by WesterFed or any other distribution to its stockholders generally, other than the payment on August 20, 1996, of a dividend in the aggregate amount of $0.123 per share;

                  (b) any creation or assumption of indebtedness (including the extension or renewal of any existing indebtedness, or the increase thereof) by WesterFed or any WesterFed Subsidiary for borrowed money, or otherwise, other than in the ordinary course of business, none of which (except those which are being disputed in good faith) is in default;

                  (c) any change in WesterFed's independent auditors, historic methods of accounting (other than as required by GAAP or regulatory accounting principles), or in its system for maintaining its equipment and real estate; or

                  (d) any event or condition of any character (other than changes in legal, economic or other conditions which are not specially or uniquely applicable to WesterFed or any WesterFed Subsidiary) materially adversely affecting the business, assets, deposit liabilities, operations or financial condition of WesterFed on a consolidated basis.

         SECTION 2.23 CORPORATE RECORDS. The corporate record books, transfer books and stock ledgers of WesterFed and each WesterFed Subsidiary are complete and accurate in all material respects and reflect all meetings, consents and other material actions of the organizers, incorporators, stockholders, Boards of Directors and committees of the Boards of Directors of WesterFed and each such WesterFed Subsidiary, and all transactions in their respective capital stocks, since their respective inceptions.

         SECTION 2.24 UNDISCLOSED LIABILITIES. All of the obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, including Taxes with respect to or based upon transactions or events heretofore occurring, that are required to be reflected, disclosed or reserved against in audited consolidated financial statements in accordance with GAAP ("Liabilities") have, in the case of WesterFed and the WesterFed Subsidiaries, been so reflected, disclosed or reserved against in the audited consolidated financial statements of WesterFed as of June 30, 1996 or in the notes thereto, and WesterFed and the WesterFed Subsidiaries have no other Liabilities except
(a) Liabilities incurred since June 30, 1996 in the ordinary course of business, or (b) as disclosed in Section 2.24 of the WesterFed Disclosure Schedule.

         SECTION 2.25 ASSETS.

                  (a) WesterFed and the WesterFed Subsidiaries have good, and marketable title to their real properties, including leaseholds, and their other assets and properties, all as reflected as owned or held by WesterFed in the WesterFed Financial Statements dated as of June 30, 1996, and those acquired since such date, except for (i) assets and properties disposed of since such date in the ordinary course of business, and (ii) liens that, in the aggregate, except as set forth in Section 2.25 of the WesterFed Disclosure Schedule, are not material to the assets of WesterFed on a consolidated basis. All buildings, structures, fixtures and appurtenances comprising part of the real properties of WesterFed and the WesterFed Subsidiaries (whether owned or leased) are in good operating condition and have been well maintained, reasonable wear and tear excepted. Title to all real property owned by WesterFed and the WesterFed Subsidiaries is held in fee simple, except as otherwise noted in the WesterFed Financial Statements dated as of June 30, 1996 or as set forth in Section 2.25 of the WesterFed Disclosure Schedule. WesterFed and the WesterFed Subsidiaries have title or other rights to its assets sufficient in all material respects for the conduct of their respective businesses as presently conducted, and except as set forth in the WesterFed Financial Statements dated as of June 30, 1996, or in
Section 2.25 of the WesterFed Disclosure Schedule, free, clear and discharged of and from any and all liens, charges, encumbrances, security interests and/or equities which are material to WesterFed or any WesterFed Subsidiary.

                  (b) All leases pursuant to which WesterFed or any WesterFed Subsidiary, as lessee, leases real or personal property which are material to the business of WesterFed on a consolidated basis are, to the best knowledge of WesterFed, valid, effective, and enforceable against the lessor in accordance with their respective terms. There is not under any of such leases any existing default, or any event which, with notice or lapse of time or both, would constitute a default, with respect to WesterFed or any WesterFed Subsidiary, or to the best knowledge of WesterFed, the other party.

         SECTION 2.26 INDEMNIFICATION. To the best knowledge of WesterFed, except as set forth in Section 2.26 of the WesterFed Disclosure Schedule, no action or failure to take action by any director, officer, employee or agent of WesterFed or any WesterFed Subsidiary has occurred which would give rise to a claim by any such person for indemnification from WesterFed or any WesterFed Subsidiary under the corporate indemnification provisions of the charter, bylaws, or Corporate Law applicable to such entity on the date of this Agreement.

         SECTION 2.27 INSIDER INTERESTS. All outstanding loans and other contractual arrangements (including deposit relationships) between WesterFed or any WesterFed Subsidiary and any of its officers, directors or employees conform to applicable rules and regulations and requirements of all applicable regulatory agencies which were in effect when such loans and other contractual arrangements were entered into. Except as set forth in Section 2.27 of the WesterFed Disclosure Schedule, no officer, director or employee of WesterFed or any WesterFed Subsidiary has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of WesterFed or any WesterFed Subsidiary.

                                  ARTICLE III.

                   REPRESENTATIONS AND WARRANTIES OF SECURITY

         Security represents and warrants to WesterFed that:

         SECTION 3.01 ORGANIZATION. Security is a corporation duly organized, validly existing and in good standing under the laws of the State of Montana and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets, properties and business and to carry on its business substantially as it has been and is now being conducted. Security is duly qualified to do business and is in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to so qualify would not have a Material Adverse Effect on Security or its ability to consummate the transactions contemplated herein. Security has all requisite corporate power and authority to enter into this Agreement and, subject to receipt of all requisite regulatory approvals and the expiration of any applicable waiting periods, to consummate the transactions contemplated hereby. Security is duly registered as a savings and loan holding company under HOLA.

         SECTION 3.02 AUTHORIZATION. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly approved and authorized by Security's Board of Directors, and no other corporate action on the part of Security is required to be taken, except the approval of this Agreement and the Merger by the stockholders of Security by the requisite vote required by its Articles of Incorporation and the Corporate Law. This Agreement has been duly executed and delivered by Security and constitutes the valid and binding obligation of Security and is enforceable against Security in accordance with its terms (except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines).

         SECTION 3.03 CONFLICTS. Subject to the second sentence of this Section 3.03, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, or permit the acceleration of any obligation under, or result in the creation of any material lien, charge or encumbrance on any property or assets under, any provision of the Articles of Incorporation or Bylaws of Security or similar documents of any Security Subsidiary, or any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Security or any Security Subsidiary or their respective properties, other than any such conflicts, violations or defaults which (i) will be cured or waived prior to the Effective Time, (ii) are not material to the conduct of business or operations of Security or any Security Subsidiary, or (iii) are disclosed in Section 3.03 of that certain confidential writing delivered by Security to WesterFed within two business days prior to the date hereof (the "Security Disclosure Schedule"). No consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority is required by or with respect to Security in connection with the execution and delivery of this Agreement or the consummation by Security of the transactions contemplated hereby except for: (a) the filing of all applicable regulatory applications by WesterFed, Security and/or their respective Subsidiaries for approval of the transactions contemplated by this Agreement, (b) the filing by WesterFed of the Registration Statement with the SEC and various blue sky authorities, (c) the filing of the Certificate [Articles] of Merger with respect to the Merger with the Secretaries of State of the States of Delaware and Montana, (d) the filing of Articles of Combination with the OTS with respect to the Bank Merger, (e) any filings, approvals or no-action letters with or from state securities authorities, and (f) any anti-trust filings, consents, waivers or approvals.

         SECTION 3.04 ANTI-TAKEOVER PROVISIONS INAPPLICABLE. No "business combination," "moratorium," "control share" or other state anti-takeover statute or regulation, (i) prohibits or restricts Security's ability to perform its obligations under this Agreement, or its ability to consummate the transactions contemplated hereby, (ii) would have the effect of invalidating or voiding this Agreement or any provision hereof, or (iii) would subject WesterFed to any material impediment or condition in connection with the exercise of any of its rights under this Agreement.

         SECTION 3.05 CAPITALIZATION AND STOCKHOLDERS.

                  (a) The authorized capital stock of Security consists of (i) 10,000,000 shares of Security Common Stock, $1.00 par value, of which, as of the date of this Agreement, 1,466,682 shares were issued and outstanding and no shares were held as treasury, and (ii) 5,000,000 shares of preferred stock, $1.00 par value, of which none are issued and outstanding. All of the issued and outstanding shares of Security Common Stock have been duly and validly authorized and issued, and are fully paid and non-assessable. None of the outstanding shares of Security Common Stock has been issued in violation of any preemptive rights of current or past stockholders or are subject to any preemptive rights of the current or past stockholders of Security. All of the issued and outstanding shares of Security Common Stock will be entitled to vote to approve this Agreement and the Merger.

                  (b) As of the date of this Agreement, Security has 146,000 shares of Security Common Stock reserved for issuance under Security's 1993 Stock Option and Stock Appreciation Rights Plan (the "Security Stock Option Plan") for the benefit of employees and directors of Security and Security Bank, pursuant to which options covering 105,700 shares of Security Common Stock are outstanding (the "Security Stock Options") with an average exercise price of $14.00 per share. Except as set forth in this Section , there are no shares of capital stock or other equity securities of Security outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Security, or contracts, commitments, understandings, or arrangements by which Security is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.

         SECTION 3.06 SECURITY FINANCIAL STATEMENTS; MATERIAL CHANGES. Security has heretofore delivered to WesterFed its audited, consolidated financial statements for fiscal years ended June 30, 1996, June 30, 1995, and June 30, 1994 (together the "Security Financial Statements"). The Security Financial Statements (a) are true and correct in all material respects, (b) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and (c) fairly present the consolidated financial position of Security as of the dates thereof and the consolidated results of its operations, stockholders' equity, cash flows and changes in financial position for the periods then ended. Since June 30, 1996, Security and the Security Subsidiaries have not undergone or suffered any changes in their respective condition (financial or otherwise), properties, business or operations which have been, in any case or in the aggregate, materially adverse to Security on a consolidated basis except as disclosed in Section 3.06 of the Security Disclosure Schedule. No facts or circumstances have been discovered from which it reasonably appears that there is a significant risk and reasonable probability that Security will suffer or experience a Material Adverse Effect.

         SECTION 3.07 SECURITY SUBSIDIARIES.

                  (a) All of the Security Subsidiaries as of the date of this Agreement are listed in Section 3.07 of the Security Disclosure Schedule. Security owns directly or indirectly all of the issued and outstanding shares of capital stock of the Security Subsidiaries. Section 3.07 of the Security Disclosure Schedule sets forth the number of shares of authorized and outstanding capital stock of the Security Subsidiaries. Except as set forth in
Section 3.07 of the Security Disclosure Schedule, neither Security nor the Security Subsidiaries own directly or indirectly any debt or equity securities, or other proprietary interest in any other corporation, joint venture, partnership, entity, association or other business. No capital stock of any of the Security Subsidiaries is or may become required to be issued (other than to Security) by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any Security Subsidiary. There are no contracts, commitments, understandings or arrangements relating to the rights of Security to vote or to dispose of shares of the capital stock of any Security Subsidiary. All of the shares of capital stock of each Security Subsidiary held by Security or any Security Subsidiary are fully paid and non-assessable and are owned free and clear of any claim, lien or encumbrance, except as disclosed in Section 3.07 of the Security Disclosure Schedule.

                  (b) Each Security Subsidiary is either a federally-chartered stock savings bank or a corporation and is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to so qualify, either individually or in the aggregate, would not have a Material

Adverse Effect on Security or its ability to consummate the transactions contemplated herein. Each Security Subsidiary has the corporate power and authority necessary for it to own, operate or lease its assets, properties and business and to carry on its business substantially as it has been and is now being conducted.

                  (c) Security Bank, FSB ("Security Bank") is a member in good standing of the Federal Home Loan Bank System. All eligible deposit accounts issued by Security Bank are insured by the FDIC through the SAIF to the full extent permitted under applicable law. Security Bank is, and at all times since June 1, 1990 has been, a "domestic building and loan association" as defined in
Section 7701(a)(19) of the Code and a "qualified thrift lender" as defined in
Section 10(m) of HOLA. The liquidation account established by Security Bank in connection with its conversion from mutual to stock form has been maintained since its establishment in accordance with applicable laws and the records with respect to said account are complete and accurate in all material respects.

         SECTION 3.08 SECURITY FILINGS. Security has previously made available, or will make available prior to the Effective Time, to WesterFed true, correct, and complete copies of the (i) proxy statements relating to all meetings of stockholders (whether special or annual) of Security during calendar years 1994, 1995 and 1996, and (ii) all other reports, as amended, or filings, as amended, required to be filed under the Securities Exchange Act by Security with the SEC since January 1, 1994, including reports on Forms 10-K, 10-Q and 8-K.

         SECTION 3.09 SECURITY REPORTS. Since January 1, 1994, each of Security and the Security Subsidiaries has filed, and will continue to file, all reports and statements, together with any amendment required to be made with respect thereto, that it has, or will be, required to file with the SEC, the OTS, the FDIC, and the NASD. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Except for normal examinations conducted by the Internal Revenue Service, state and local taxing authorities, the OTS or the FDIC in the regular course of the business of Security or the Security Subsidiaries, no federal, state or local governmental agency, commission or other entity has initiated any proceeding or, to the best knowledge of Security, investigation into the business or operations of Security or the Security Subsidiaries within the past three (3) years except as set forth in Section 3.09 of the Security Disclosure Schedule. There is no unresolved violation, criticism or exception by the SEC, OTS, FDIC or other agency, commission or entity with respect to any report or statement referred to herein that is material to Security or any Security Subsidiary.

         SECTION 3.10 COMPLIANCE WITH LAWS.

                  (a) Except as disclosed in Section 3.10 of the Security Disclosure Schedule, the businesses of Security and the Security Subsidiaries are being conducted, in all material respects, in compliance with all laws, ordinances or regulations of governmental authorities, including laws affecting financial institutions (including those pertaining to the Bank Secrecy Act, the investment of funds, the lending of money, the collection of interest and the extension of credit), federal and state securities laws, laws and regulations relating to financial statements and reports, truth-in-lending, truth-in-savings, usury, fair credit reporting, consumer protection, occupational safety, fair employment practices, fair labor standards and laws and regulations relating to employee benefits, and any statutes or ordinances relating to the properties occupied or used by Security or any Security Subsidiary, except for possible violations which, singly or in the aggregate, do not and, insofar as reasonably can be foreseen in the future, will not have a Material Adverse Effect on Security.

                  (b) Except as disclosed in Section 3.10 of the Security Disclosure Schedule, no investigation or review by any governmental entity with respect to Security or any Security Subsidiary is pending or, to the best knowledge of Security, threatened, nor has any governmental entity indicated to Security an intention to conduct the same, other than normal thrift regulatory examinations and those the outcome of which will not have a Material Adverse Effect on Security.

                  (c) Security and each of the Security Subsidiaries, where applicable, are in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder. As of the date of this Agreement, Security has not been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause Security or any of the Security Subsidiaries to fail to be in substantial compliance with such provisions. Security Bank does not have a rating from an applicable regulatory authority which is less than "satisfactory."

         SECTION 3.11 DISCLOSURE. None of the information supplied by Security for inclusion in the Proxy Statement or in the Registration Statement, will, in the case of the Proxy Statement or any amendments thereof, at the time of the Stockholders' Meetings or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 3.12 LITIGATION. Except as disclosed in Section 3.12 of the Security Disclosure Schedule, there is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to the best knowledge of Security threatened, against or affecting Security or any Security Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, which is seeking equitable relief or damages against Security, any Security Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, in excess of $25,000, or which would materially affect the ability of Security to consummate the transactions contemplated herein or which is seeking to enjoin consummation of the transactions provided for herein or to obtain other relief in connection with this Agreement or the transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Security or any Security Subsidiary or any of their respective officers, directors, employees or agents, in their capacities as such, having, or which, insofar as reasonably can be foreseen in the future, would have any such effect.

         SECTION 3.13 LICENSES. Security and the Security Subsidiaries hold all licenses, certificates, permits, franchises and all patents, trademarks, service marks, trade names, copyrights or right thereto, and required authorizations, approvals, consents, licenses, clearances and orders or registrations with all appropriate federal, state or other authorities, that are material to the conduct of their respective businesses as now conducted and as presently proposed to be conducted.

         SECTION 3.14 TAXES.

                  (a) Except as disclosed in Section 3.14 of the Security Disclosure Schedule, Security and the Security Subsidiaries have each timely filed all Tax and information returns required to be filed and have paid (or Security has paid on behalf of its Subsidiaries), or have accrued on their respective books and set up an adequate reserve for the payment of, all Taxes reflected on such returns as required to be paid in respect of the periods covered by such returns and have accrued on their respective books and set up an adequate reserve for the payment of all income and other Taxes anticipated to be payable in respect of periods through the end of the calendar month next preceding the date hereof. Neither Security nor any Security Subsidiary is delinquent in the payment of any Tax, assessment or governmental charge. No deficiencies for any Taxes have been proposed, asserted or assessed against Security or any Security Subsidiary that have not been resolved or settled and no requests for waivers of the time to assess any such Tax are pending or have been agreed to. The income tax returns of Security and Security Subsidiaries have not been audited by the Internal Revenue Service, state, municipal or other taxing authority for any of the last three (3) years. Neither Security nor any Security Subsidiary is a party to any action or proceeding by any governmental authority for the assessment or the collection of Taxes. Deferred Taxes of Security and the Security Subsidiaries have been accounted for in accordance with GAAP.

                  (b) Security has not filed any consolidated federal income tax return with an "affiliated group" (within the meaning of Section 1504 of the Code) where Security was not the common parent of the group. Neither Security nor any Security Subsidiary is, or has been, a party to any Tax allocation agreement or arrangement pursuant to which it has any contingent or outstanding liability to anyone other than Security or any Security Subsidiary.

                  (c) Security and the Security Subsidiaries have each withheld amounts from its employees, stockholders, or holders of public deposit accounts in compliance with the Tax withholding provisions of applicable federal, state and local laws, have filed all federal, state and local returns and reports for all periods for which such returns or reports would be due with respect to income tax withholding, social security, unemployment taxes, income and other Taxes and all payments or deposits with respect to such Taxes have been timely made and except as set forth in Section 3.14 of the Security Disclosure Schedule, have notified all employees, stockholders and holders of public deposit accounts of their obligations to file all forms, statements and reports with it in accordance with applicable federal, state and local Tax laws and have taken reasonable steps to insure that such employees, stockholders and holders of public deposit accounts have filed all such forms statements and reports with it.

         SECTION 3.15 INSURANCE. Security and the Security Subsidiaries maintain insurance with insurers which in the best judgment of management of Security are sound and reputable, on their respective assets, and upon their respective businesses and operations, against loss or damage, risks, hazards and liabilities as in their judgment they deem appropriate. Security and the Security Subsidiaries maintain in effect all insurance required to be carried by law or by any agreement by which they are bound. All material claims under all policies of insurance maintained by Security and the Security Subsidiaries have been filed in due and timely fashion.

         SECTION 3.16 LOANS; INVESTMENTS.

                  (a) Except as otherwise disclosed in Section 3.16 of the Security Disclosure Schedule, each material loan reflected as an asset on the Security Financial Statements dated as of June 30, 1996, is evidenced by appropriate and sufficient documentation and constitutes, to the best knowledge of Security, the legal, valid and binding obligation of the obligor named in such documentation, enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines. Except as set forth in Section 3.16 of the Security Disclosure Schedule, all such loans are, and at the Effective Time will be, free and clear of any security interest, lien, encumbrance or other charge. Except as set forth in
Section 3.16 of the Security Disclosure Schedule, there is no loan or other asset of Security or of any Security Subsidiary in excess of $250,000 that has been classified by examiners, management, the Board of Directors, or others as "Other Loans Especially Mentioned," "Substandard," "Doubtful" or "Loss" as of August 31, 1996. Set forth in Section 3.16 of the Security Disclosure Schedule is a complete list of the REO and in-substance foreclosures of Security and the Security Subsidiaries as of August 31, 1996.

                  (b) All guarantees of indebtedness owed to Security or any Security Subsidiary, including those of the Federal Housing Administration, the Small Business Administration, and other state and federal agencies, are, to the best knowledge of Security, valid and enforceable, except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines and except as would not have a Material Adverse Effect on Security.

                  (c) Section 3.16 of the Security Disclosure Schedule sets forth an accurate and complete list of all Derivative Securities to which Security or any Security Subsidiary is a party or by which any of their properties or assets may be bound, or that are owned by Security or any Security Subsidiary. Neither Security nor any Security Subsidiary has purchased any Derivative Security for, or invested in any Derivative Security any assets of, any account or person for which it acts as a trustee, fiduciary, or investment advisor. All Derivative Securities to which Security or any Security Subsidiary is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, to the best knowledge of Security, in accordance with then-customary practice and applicable rules, regulations and policies of thrift regulatory authorities and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations and are in full force and effect. Security and the Security Subsidiaries have duly performed in all material respects all of their respective obligations thereunder to the extent that such obligations to perform have accrued, and to the best knowledge of Security, there are no material breaches, violations or defaults or allegation or assertions of such by any party thereunder. None of the transactions contemplated by this Agreement would permit a counterparty under any Derivative Security or any party to any mortgage-backed security financing arrangement to accelerate, discontinue, terminate or otherwise modify any such Derivative Security or arrangement or would require Security or any Security Subsidiary to recognize any gain or loss with respect to such Derivative Security or arrangement.

                  (d) Except as set forth in Section 3.16 of the Security Disclosure Schedule and except for pledges to secure public and trust deposits, none of the investments reflected in the Security Financial Statements dated as of June 30, 1996 under the heading "Investment Securities, " and none of the investments made by Security and the Security Subsidiaries since June 30, 1996, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of Security or any Security Subsidiary to freely dispose of such investment at any time. With respect to all material repurchase agreements to which Security or any Security Subsidiary is a party, Security or such Subsidiary has a valid, perfected first lien or security interest in the government securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement. Except as set forth in Section 3.16 of the Security Disclosure Schedule, neither Security nor any Security Subsidiary has sold or otherwise disposed of any assets in a transaction in which the acquirer of such assets or other person has a right of recourse (other than with respect to warranty of title) against Security or any Security Subsidiary or the right, either conditionally or absolutely, to require Security or any Security Subsidiary to repurchase or otherwise reacquire any such assets. Set forth in
Section 3.16 of the Security Disclosure Schedule is a complete and accurate list of each investment and debt security, mortgage-backed and related securities, marketable equity securities and securities purchased under agreements to resell owned by Security or any Security Subsidiary, showing as of August 31, 1996, the carrying values and estimated fair values of investment and debt securities, the gross carrying value and estimated fair value of the mortgage-backed and related securities and the estimated cost and estimated fair value of the marketable equity securities.

                  (e) All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of States of the United States and their political subdivisions, and other investment securities classified as "held to maturity" and "available for sale" held by Security and the Security Subsidiaries, as reflected in the Security Financial Statements dated as of June 30, 1996, were classified and accounted for in accordance with F.A.S.B. 115 and the intentions of management.

         SECTION 3.17 ALLOWANCE FOR POSSIBLE LOAN LOSSES. The allowance for possible loan losses shown on the Security Financial Statements dated as of June 30, 1996 (and as shown on any financial statements to be delivered by Security to WesterFed pursuant to Section 5.07 hereof), to the best knowledge of Security, as of such date was (and will be as of such subsequent financial statement dates) adequate in all respects to provide for possible or specific losses, net of recoveries relating to loans previously charged off, on loans outstanding, and contained or will contain an additional amount of unallocated reserves for unanticipated future losses at a level considered adequate under the standards applied by applicable federal regulatory authorities and based upon GAAP applicable to thrift institutions. To the best knowledge of Security, the aggregate principal amount of loans contained (or to be contained) in the loan portfolio of Security and the Security Subsidiaries as of the date of this Agreement (and as of the dates of any financial statements to be delivered by Security to WesterFed pursuant to Section 5.07 hereof) in excess of such reserve was (and will be) fully collectible.

         SECTION 3.18 SECURITY BENEFIT PLANS.

                  (a) Section 3.18 of the Security Disclosure Schedule contains a list and a true and correct copy (or, a description with respect to any oral employee benefit plan, practice, policy or arrangement), including all amendments thereto, of each compensation, consulting, employment, termination or collective bargaining, stock option, stock purchase, stock appreciation right, life, health, accident or other insurance, bonus, deferred or incentive compensation, severance or separation agreements or any other agreements providing any payment or benefit resulting from a change in control, profit sharing, retirement, or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering employees, former employees, directors or former directors of Security or any Security Subsidiary or their respective beneficiaries, including any employee benefit plans within the meaning of Section 3(3) of ERISA, which Security or any Security Subsidiary maintains, to which Security or any Security Subsidiary contributes, or under which any employee, former employee, director or former director of Security or any Security Subsidiary is covered or has benefit rights and pursuant to which any liability of Security or any Security Subsidiary exists or is reasonably likely to occur (the "Security Benefit Plans"). Except as set forth in Section
3.18 of the Security Disclosure Schedule, Security and the Security Subsidiaries neither maintain nor have entered into any Security Benefit Plan or other document, plan or agreement which contains any change in control provisions which would cause an increase or acceleration of benefits or benefit entitlements to employees or former employees of Security or any Security Subsidiary or their respective beneficiaries, or other provisions which would cause an increase in the liability of Security or any Security Subsidiary or to WesterFed or any WesterFed Subsidiary as a result of the transactions contemplated by this Agreement or any related action thereafter (a "Change in Control Benefit"). The term "Security Benefit Plans" as used herein refers to all plans contemplated under the preceding sentences of this Section 3.18, provided that the term "Plan" or "Plans" is used in this Agreement for convenience only and does not constitute an acknowledgment that a particular arrangement is an employee benefit plan within the meaning of Section 3(3) of ERISA. Except as disclosed in the Disclosure Schedule of Security, no Security Benefit Plan is a multi-employer plan within the meaning of Section 3(37) of ERISA.

                  (b) Each of the Security Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings plan that is qualified under Section 401(a) of the Code ("Security Qualified Plans") has been determined by the Internal Revenue Service to qualify under Section 401(a) of the Code, or an application for determination of such qualification has been timely made to the Internal Revenue Service prior to the end of the applicable remedial amendment period under Section 401(b) of the Code (a copy of each such determination letter or pending application is included in Section 3.18 of the Security Disclosure Schedule) and, to the best of Security's knowledge, there exist no circumstances likely to materially adversely affect the qualified status of any such Security Qualified Plan. All such Security Qualified Plans established or maintained by Security or any of the Security Subsidiaries or to which Security or any of the Security Subsidiaries contribute are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements in effect as of the Effective
Time) of the Code for obtaining the Tax benefits the Code thereupon permits with respect to such Security Qualified Plans. All accrued contributions and other payments required to be made by Security or any Security Subsidiary to any Security Benefit Plan through June 30, 1996, have been made or reserves adequate for such purposes as of June 30, 1996, have been set aside therefor and will be reflected in the Security Financial Statements dated as of June 30, 1996. Neither Security nor any Security Subsidiary is in material default in performing any of its respective contractual obligations under any of the Security Benefit Plans or any related trust agreement or insurance contract, and there are no material outstanding liabilities of any such Plan other than liabilities for benefits to be paid to participants in such Plan and their beneficiaries in accordance with the terms of such Plan.

                  (c) Under each Security Qualified Plan that is a defined benefit plan, as of the last day of the most recent plan year, the actuarially determined present value of all "benefit liabilities", within the meaning of
Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation) did not exceed the then current value of the assets of such Plan, and there has been no material change in the financial condition of such Plan since the last day of the most recent plan year.

                  (d) There is no pending or, to the best knowledge of Security, threatened litigation or pending claim (other than benefit claims made in the ordinary course) by or on behalf of or against any of the Security Benefit Plans (or with respect to the administration of any such Plans) now or heretofore maintained by Security or any Security Subsidiary which allege violations of applicable state or federal law which are reasonably likely to result in a liability on the part of Security or any Security Subsidiary or any such Plan.

                  (e) Security and the Security Subsidiaries and all other persons having fiduciary or other responsibilities or duties with respect to any Security Benefit Plan are and have since the inception of each such Plan been in substantial compliance with, and each such Plan is and has been operated in substantial accordance with, its provisions and in substantial compliance with the applicable laws, rules and regulations governing such Plan, including the rules and regulations promulgated by the Department of Labor, the PBGC and the Internal Revenue Service under ERISA, the Code or any other applicable law. Notwithstanding the foregoing, no representation is made with respect to compliance by a third party insurance company. No "reportable event" (as defined in Section 4043(b) of ERISA) has occurred with respect to any Security Benefit Plan. No Security Benefit Plan has engaged in or been a party to a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975(c) of the Code). All Security Benefit Plans that are group health plans have been operated in compliance with the group health plan continuation requirements of Section 4980B of the Code and
Section 601 of ERISA.

                  (f) Neither Security nor any Security Subsidiary has made any payments, or is or has been a party to any agreement or any Security Benefit Plan, that under any circumstances could obligate it to make payments that are or will not be deductible because of Sections 162(m) or 280G of the Code.

                  (g) Section 3.18 of the Security Disclosure Schedule describes any obligation that Security or any Security Subsidiary has to provide health or welfare benefits to retirees or other former employees, directors or their dependents (other than rights under Section 4980B of the Code or Section 601 of ERISA), including information as to the number of retirees, other former employees or directors and dependents entitled to such coverage and their ages.

                  (h) Section 3.18 of the Security Disclosure Schedule lists:
(i) each officer and director of Security and any Security Subsidiary who is eligible to receive a Change in Control Benefit, showing the amount of each such Change in Control Benefit, estimated compensation for 1996 based upon compensation received to the date of this Agreement, the individual's participation in any bonus or other employee benefit plan, and such individual's compensation from Security or any Security Subsidiary for each of the calendar years 1991 through 1995 as reported by Security or a Security Subsidiary on Form W-2 or Form 1099; (ii) each other employee of Security or the Security Subsidiaries who may be eligible for a Change in Control Benefit, showing the number of years of service of each such employee together with his or her estimated compensation for 1996; and (iii) a listing of each Security Stock Option, showing the holder thereof, the number of shares, the exercise price per share, the vesting dates thereof, and a copy of the option agreements relating thereto.

                  (i) Security and the Security Subsidiaries have filed or caused to be filed, and will continue to file or cause to be filed, in a timely manner all filings pertaining to each Security Benefit Plan with the Internal Revenue Service, the PBGC, and the Department of Labor, as prescribed by the Code or ERISA, or regulations issued thereunder. All such filings, as amended, were complete and accurate in all material respects as of the dates of such filings, and there were no misstatements or omissions in any such filing which would be material to the financial condition of Security on a consolidated basis. Notwithstanding the foregoing, no representation is made with respect to filings by a third party insurance company.

         SECTION 3.19 COMPLIANCE WITH ENVIRONMENTAL LAWS.

                  (a) Except as set forth in Section 3.19 of the Security Disclosure Schedule: (i) to the best knowledge of Security, the operations of Security and each of the Security Subsidiaries comply in all material respects with all applicable past and present Environmental Laws; (ii) to the best knowledge of Security, none of the operations of Security or any Security Subsidiary, no assets presently or formerly owned or leased by Security or any Security Subsidiary and no Mortgaged Premises or Participating Facility are subject to any judicial or administrative proceedings alleging the violation of any past or present Environmental Law, nor are they the subject of any claims alleging damages to health or property, pursuant to which

Security, any Security Subsidiary or any owner of a Mortgaged Premises or a Participating Facility would be liable in law or equity; (iii) none of the operations of Security or any Security Subsidiary, no assets presently owned or, to the best knowledge of Security, formerly owned by Security or any Security Subsidiary, and to the best knowledge of Security, no Mortgaged Premises or a Participating Facility, is the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Substance, or any other substance into the environment, nor has Security or any Security Subsidiary, or, to the best knowledge of Security, any owner of a Mortgaged Premises or a Participating Facility, been directed to conduct such investigation, formally or informally, by any governmental agency, nor has Security or any Security Subsidiary, or, to the best knowledge of Security, any owner of a Mortgaged Premises or a Participating Facility, agreed with any governmental agency or private person to conduct any such investigation; and (iv) neither Security nor any Security Subsidiary, nor, to the best knowledge of Security, any owner of a Mortgaged Premises or a Participating Facility has filed any notice under any Environmental Law indicating past or present treatment, storage of disposal of a Hazardous Substance or reporting a spill or release of a Hazardous Substance, or any other substance into the environment.

                  (b) With respect to real property presently or formerly owned (including REO) or currently leased by Security or any Security Subsidiary (the "Security Premises") to the best knowledge of Security: (i) no part of the Security Premises has been used for the generation, manufacture, unlawful handling, unlawful storage, or unlawful disposal of Hazardous Substances; (ii) except as disclosed in Section 3.19 of the Security Disclosure Schedule, the Security Premises do not contain any underground storage tank; and (iii) the Security Premises do not contain and are not contaminated by any quantity of a Hazardous Substance from any source. With respect to any underground storage tank listed in Section 3.19 of the Security Disclosure Statement as an exception to the foregoing, to the best knowledge of Security, such underground storage tank located on a Security Premises is being maintained in compliance with the Environmental Laws, and has not been the source of any release of a Hazardous Substance into the environment, unless otherwise set forth in Section 3.19 of the Security Disclosure Schedule.

                  (c) For purposes of this Section 3.19, "Mortgaged Premises" shall mean each (i) real property interest (including any fee or leasehold interest) which is encumbered or affected by any mortgage, deed of trust, deed to secure debt or other similar document or instrument granting to Security or any Security Subsidiary a lien on or security interest in such real property interest and (ii) any other real property interest upon which is situated assets or other property affected or encumbered by any document or instrument granting to Security or any Security Subsidiary a lien thereon or security interest therein. For purposes of this Section 3.19, "Participating Facility" means any property in which Security or any Security Subsidiary participates in the management of such property and, where the context requires, includes the owner or operator of such property.

         SECTION 3.20 CONTRACTS AND COMMITMENTS. Section 3.20 of the Security Disclosure Schedule contains, and shall be supplemented by Security, as required by Section 5.10 hereof, so as to contain at the Closing Date, copies of each of the following documents, certified by an officer of Security to be true and correct copies of such documents on the dates of such certificates:

                  (a) A list of each outstanding loan or commitment to extend credit to any officer or director of Security or any Security Subsidiary, as well as a listing of all deposits or deposit surrogates, including the amount, type and interest being paid thereon, to which Security or any Security Subsidiary is a party under which it may (contingently or otherwise) have any liability involving any officer or director of Security or any Security Subsidiary;

                  (b) A list of each outstanding letter of credit and each commitment to issue a letter of credit in excess of $25,000 to which Security or any Security Subsidiary is a party and/or under which it may (contingently or otherwise) have any liability;

                  (c) A list of each contract or agreement (not otherwise included in the Security Disclosure Schedule or specifically excluded therefrom in accordance with the terms of this Agreement) involving goods, services or occupancy and which (i) has a term of more than six months, (ii) cannot be terminated on thirty days (or less) written notice without penalty, and (iii) involves an annual expenditure by Security or any Security Subsidiary in excess of $25,000;

                  (d) A list of each contract or commitment (other than Security Permitted Liens) affecting ownership of, title to, use of, or any interest in, real property which is currently owned by Security or any Security Subsidiary, and a list of all real property owned, leased or licensed by Security or any Security Subsidiary.

                  (e) A list of all fees, salaries, bonuses and other forms of compensation, including country club memberships, automobiles available for personal use, and credit cards available for personal use, provided by Security or any Security Subsidiary to any employee, officer, or director or former employee, officer or director of Security or any Security Subsidiary who earns in excess of $35,000 annually.

                  (f) A list of each commitment made by Security or any Security Subsidiary to or with any of its officers, directors or employees extending for a period of more than six months from the date hereof or providing for earlier termination only upon the payment of a penalty or equivalent thereto.

                  (g) The Articles of Incorporation, Charters and Bylaws and specimen certificates of each type of security issued by Security and each Security Subsidiary.

                  (h) A list of each other contract or commitment providing for payment based in any manner upon outstanding loans or profits of Security or any Security Subsidiary.

                  (i) A list of all powers of attorney granted by Security or any Security Subsidiary which are currently in force.

                  (j) A list of all policies of insurance currently maintained by Security or any Security Subsidiary and a list and description of all unsettled or outstanding claims of Security or any Security Subsidiary which have been, or to the best knowledge of Security, will be, filed with the companies providing insurance coverage for Security or any Security Subsidiary (except for routine claims for health benefits).

                  (k) Each collective bargaining agreement to which Security or any Security Subsidiary is a party and all affirmative action plans or programs covering employees of Security or any Security Subsidiary, as well as all employee handbooks, policy manuals, rules and standards of employment promulgated by Security or any Security Subsidiary.

                  (l) Each lease or license with respect to real or personal property, whether as lessor, lessee, licensor or licensee, with annual rental or other payments due thereunder in excess of $10,000 to which Security or any Security Subsidiary is a party, which does not expire within six months from the date hereof and cannot be terminated upon thirty days (or less) written notice without penalty.

                  (m) All employment, consulting and professional services contracts to which Security or any Security Subsidiary is a party.

                  (n) All judgments, orders, injunctions, court decrees or settlement agreements arising out of or relating to the labor and employment practices or decisions of Security or any Security Subsidiary which, by their terms, continue to bind or affect Security or any Security Subsidiary.

                  (o) All orders, decrees, memorandums, agreements or understandings with regulatory agencies binding upon or affecting the current operations of Security or any Security Subsidiary or any of their directors of officers in their capacities as such.

                  (p) All trademarks, trade names, service marks, patents, or copyrights, whether registered or the subject of an application for registration, which are owned by Security or any Security Subsidiary or licensed from a third party.

                  (q) All policies formally adopted by the Board of Directors of Security or any Security Subsidiary as currently in effect with respect to environmental matters and copies of all policies that have been in effect during the last five (5) years regarding the performance of environmental investigations of properties accepted as collateral for loans, including the effective dates of all such policies.

                  (r) Each other agreement to which Security or any Security Subsidiary is a party (which does not expire within six months from the date hereof and cannot be terminated upon thirty days (or less) written notice without penalty) which individually during its term could commit Security or any Security Subsidiary to an expenditure (either individually or through a series of installments) in excess of $25,000 or which creates a material right or benefit to receive payments, goods or services, not referred to elsewhere in this Section 3.20, including:

                           (i)      each agreement of guaranty or
                                    indemnification running to any person;

                           (ii) each agreement containing any covenant limiting the right of Security or any Security Subsidiary to engage in any line of business or to compete with any person;

                           (iii) each agreement with respect to any license, permit and similar matter that is necessary to the operations of Security or any Security Subsidiary;

                           (iv) each agreement that requires the consent or approval of any other party in order to consummate the Merger or the Bank Merger;

                           (v) each agreement relating to the servicing of loans and each mortgage forward commitment and similar agreement pursuant to which Security or any Security Subsidiary sells to others mortgages which it originates;

                           (vi) each contract relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities and each Derivative Security and each agreement or arrangement described in Section 3.16(d) hereof; and

                           (vii) each contract or agreement (with the exception of the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation Seller's Guide), including each contract or agreement pursuant to which Security or any Security Subsidiary has sold, transferred, assigned or agreed to service any loan, which provides for any recourse obligation on the part of Security or any Security Subsidiary; the name and address of each person which might or could have been entitled to recourse against Security or any Security Subsidiary; and the monetary amount of each actual or potential recourse obligation under each such contract or agreement.

         SECTION 3.21 DEFAULTS. There has not been any default in any material obligation to be performed by Security or any Security Subsidiary under any material contract or commitment, and neither Security or any Security Subsidiary has waived, and will not waive prior to the Effective Time, any material right under any material contract or commitment. To the best knowledge of Security, no other party to any material contract or commitment is in default in any material obligation to be performed by such party.

         SECTION 3.22 OPERATIONS SINCE JUNE 30, 1996. Between June 30, 1996 and the date of this Agreement, except as set forth in Section 3.22 of the Security Disclosure Schedule, there has not been:

                  (a) any material increase in the compensation payable or to become payable by Security or any Security Subsidiary to any executive officer or director other than normal annual salary and bonus increases;

                  (b) any payment of dividends or other distributions by Security to its stockholders or any redemption by Security of its capital stock;

                  (c) any mortgage, pledge or subjection to lien, charge or encumbrance of any kind of or on any asset, tangible or intangible, of Security or any Security Subsidiary, except the following (each of which, whether arising before or after the date hereof, is herein referred to as a "Security Permitted Lien"): (i) liens arising out of judgments or awards in respect of which Security or any Security Subsidiary is in good faith prosecuting an appeal or proceeding for review and in respect of which it has secured a subsisting stay of execution pending such appeal of proceeding; (ii) liens for Taxes, assessments, and other governmental charges or levies, the payment of which is not past due, or as to which Security or any Security Subsidiary is diligently contesting in good faith and by appropriate proceeding either the amount thereof or the liability therefor or both; (iii) deposits, liens or pledges to secure payments of worker's compensation, unemployment insurance, pensions, or other social security obligations, or the performance of bids, tenders, leases, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay or appeal bonds, or similar obligations arising in the ordinary course of business; (iv) zoning restrictions, easements, licenses and other restrictions on the use of real property or any interest therein, or minor irregularities in title thereto, which do not materially impair the use of such property in the operation of the business of Security or any Security Subsidiary or the merchantability or the value of such property or interest therein for the purpose of such business; (v) purchase money mortgages or other purchase money or vendor's liens or security interest (including finance leases), provided that no such mortgage, lien or security interest shall extend to or cover any other property of Security or any Security Subsidiary other than that so purchased; and (vi) pledges and liens given to secure deposits and other liabilities of Security or any Security Subsidiary arising in the ordinary course of its banking business;

                  (d) any creation or assumption of indebtedness (including the extension or renewal of any existing indebtedness, or the increase thereof) by Security or any Security Subsidiary for borrowed money, or otherwise, other than in the ordinary course of business, none of which (except those which are being disputed in good faith) is in default;

                  (e) the establishment of any new, or increase in the formula for contributions to or benefits under any existing, retirement, pension, profit sharing, stock bonus, savings or thrift plan, or any similar plan, whether funded or unfunded and whether qualified or unqualified (within the meaning of the Code) by Security or any Security Subsidiary;

                  (f) any action by Security or any Security Subsidiary seeking any cancellation of, or decrease in the insured limit under, or increase in the deductible amount or the insured's retention (whether pursuant to coinsurance or otherwise) of or under, any policy of insurance maintained directly or indirectly by Security or any Security Subsidiary on any of their respective assets or businesses, including fire and other hazard insurance on its assets, automobile liability insurance, general public liability insurance, and directors' and officers' liability insurance; and if an insurer takes any such action, Security shall promptly notify WesterFed;

                  (g) any change in Security's independent auditors, historic methods of accounting (other than as required by GAAP or regulatory accounting principles), or in its system for maintaining its equipment and real estate;

                  (h) any purchase, whether for cash or secured or unsecured obligations (including finance leases) by Security or any Security Subsidiary, of any fixed asset which either (i) has a purchase price individually or in the aggregate in excess of $25,000, or (ii) is outside of the ordinary course of business;

                  (i) any sale or transfer of any asset in excess of $25,000 of Security or any Security Subsidiary or outside of the ordinary course of business with the exception of loans and marketable securities that are held for sale and sold in the ordinary course of business at market prices;

                  (j) any cancellation or compromise of any debt to, claim by or right of, Security or any Security Subsidiary except in the ordinary course of business;

                  (k) any amendment or termination of any material contract or commitment to which Security or any Security Subsidiary is a party, other than in the ordinary course of business;

                  (l) any material damage or destruction to any material assets or property of Security or any Security Subsidiary whether or not covered by insurance; or

                  (m) any event or condition of any character (other than changes in legal, economic or other conditions which are not specially or uniquely applicable to Security or any Security Subsidiary) materially adversely affecting the business, assets, deposit liabilities, operations or financial condition of Security on a consolidated basis.

         SECTION 3.23 CORPORATE RECORDS. To the best knowledge of Security's management, the corporate record books, transfer books and stock ledgers of Security and each Security Subsidiary are complete and accurate in all material respects and reflect all meetings, consents and other material actions of the organizers, incorporators, stockholders, Boards of Directors and committees of the Boards of Directors of Security and each Security Subsidiary, and all transactions in their respective capital stocks, since their respective inceptions.

         SECTION 3.24 UNDISCLOSED LIABILITIES. All Liabilities of Security and the Security Subsidiaries have been reflected, disclosed or reserved against in Security Financial Statements dated as of June 30, 1996 or in the notes thereto, and Security and the Security Subsidiaries have no other Liabilities except (a) Liabilities incurred since June 30, 1996 in the ordinary course of business, and
(b) as disclosed in Section 3.24 of the Security Disclosure Schedule.

         SECTION 3.25 ASSETS.

                  (a) Security and the Security Subsidiaries have good and marketable title to their real properties, including any leaseholds, and their other assets and properties, all as reflected as owned or held by Security or any Security Subsidiary in the Security Financial Statements dated as of June 30, 1996, and those acquired since such date, except for (i) assets and properties disposed of since such date in the ordinary course of business, and
(ii) Security Permitted Liens none of which, in the aggregate, except as set forth in Section 3.25 of the Security Disclosure Schedule, are material to the assets of Security on a consolidated basis. All buildings, structures, fixtures and appurtenances comprising part of the real properties of Security and the Security Subsidiaries (whether owned or leased) are in good operating condition and have been well maintained, reasonable wear and tear excepted. Title to all real property owned by Security and the Security Subsidiaries is held in fee simple, except as otherwise noted in the Security Financial Statements dated as of June 30, 1996, or as set forth in Section 3.25 of the Security Disclosure Schedule. Security or the Security Subsidiaries have title or other rights to its assets sufficient in all material respects for the conduct of their respective businesses as presently conducted, and except as set forth in the Security Financial Statements dated as of June 30, 1996 or in Section 3.25 of the Security Disclosure Schedule, free, clear and discharged of and from any and all liens, charges, encumbrances, security interests and/or equities which are material to Security or any Security Subsidiary.

                  (b) All leases pursuant to which Security or any Security Subsidiary, as lessee, leases real or personal property which are material to the business of Security on a consolidated basis are, to the best knowledge of Security, valid, effective, and enforceable against the lessor in accordance with their respective terms. There is not under any of such leases any existing default, or any event which with notice or lapse of time or both would constitute a default, with respect to either Security or any Security Subsidiary, or to the best knowledge of Security, the other party. Except as disclosed in Section 3.25 of the Security Disclosure Schedule, none of such leases contains a prohibition against assignment by Security or any Security Subsidiary, by operation of law or otherwise, or any other provision which would preclude the surviving entity in the Merger and Bank Merger or any WesterFed Subsidiary from possessing and using the leased premises for the same purposes and upon the same rental and other terms upon the consummation of the Merger and the Bank Merger as are applicable to the use by Security or any Security Subsidiary as of the date of this Agreement.

         SECTION 3.26 INDEMNIFICATION. To the best knowledge of Security, except as set forth in Section 3.26 of the Security Disclosure Schedule, no action or failure to take action by any director, officer, employee or agent of Security or any Security Subsidiary has occurred which would give rise to a claim or a potential claim by any such person for indemnification from Security or any Security Subsidiary under the corporate indemnification provisions of the charter, bylaws, or Corporate Law applicable to Security or any Security Subsidiary on the date of this Agreement.

         SECTION 3.27 INSIDER INTERESTS. All outstanding loans and other contractual arrangements (including deposit relationships) between Security or any Security Subsidiary and any officer, director or employee of Security or any Security Subsidiary conform to the applicable rules and regulations and requirements of all applicable regulatory agencies which were in effect when such loans and other contractual arrangements were entered into. Except as set forth in

Section 3.27 of the Security Disclosure Schedule, no officer, director or employee of Security or any Security Subsidiary has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of Security or any Security Subsidiary.

                                   ARTICLE IV.

                              COVENANTS OF SECURITY

         SECTION 4.01 BUSINESS IN ORDINARY COURSE.

                  (a) Without the prior written consent of WesterFed, Security shall not declare or pay any dividend or make any other distribution with respect to its capital stock whether in cash, stock or other property, after the date of this Agreement except regular periodic dividends in amounts (or, if applicable, with such increases in amounts), and at points of time, not inconsistent with past practices; provided, however, that (i) the foregoing shall not be construed to prohibit the payment of the dividend declared by Security on September 11, 1996, and (ii) the declaration of the last dividend by Security prior to consummation of the Merger and the payment thereof shall be coordinated with WesterFed so as to preclude duplication of dividend benefits.

                  (b) Security and the Security Subsidiaries shall continue to carry on, after the date hereof, their respective businesses and the discharge or incurring of obligations and liabilities, only in the usual, regular and ordinary course of business, as heretofore conducted, and by way of amplification and not limitation, Security and each of the Security Subsidiaries will not, without the prior written consent of WesterFed:

                           (i) issue any capital stock or any options, warrants, or other rights to subscribe for or purchase capital stock or any securities convertible into or exchangeable for any capital stock, except pursuant to options outstanding on the date hereof under the Security Stock Option Plan;

                           (ii) directly or indirectly redeem, purchase or otherwise acquire any capital stock or ownership interests of Security or any of the Security Subsidiaries;

                           (iii) effect a reclassification, recapitalization, split-up, exchange of shares, readjustment or other similar change in or to any capital stock or otherwise reorganize or recapitalize;

                           (iv) change its Articles of Incorporation, Charter, or Bylaws;

                           (v) enter into any employment agreement (except as otherwise permitted pursuant in Section 5.13(b) of this Agreement), severance agreement, change of control agreement, or plan relative to the foregoing; or grant any increase (other than ordinary and normal increases consistent with past practices) in the compensation payable or to become payable to directors, officers or employees except as required by law; pay or agree to pay any bonus inconsistent with past practices, or adopt or make any material change in any bonus, insurance, pension, or other Security Benefit Plan; or, except as required by law or necessary in connection with insurance requirements, adopt any change to any Security Qualified Plan;

                           (vi) except for the short-term renewal of Federal Home Loan Bank ("FHLB") advances outstanding at the date of this Agreement, raising short-term funds against its existing line of credit with the FHLB, and engaging in repurchase transactions and deposit-taking in the ordinary course of its business, borrow or agree to borrow any funds or indirectly guarantee or agree to guarantee any obligations of others;

                           (vii) make or commit to make any new loan or letter of credit or any new or additional discretionary advance under any existing line of credit, in a principal amount in excess of $500,000 or that would increase the aggregate credit outstanding to any one borrower (or group of affiliated borrowers) to more than $1,500,000 (excluding for this purpose any accrued interest or overdrafts), without the prior written consent of WesterFed acting through its Chief Executive Officer in a written notice to Security, which approval shall not be unreasonably withheld and approval or rejection shall be given within two business days after delivery by Security to such officer of WesterFed of the complete loan package;

                           (viii) make any changes in its policies concerning which persons may approve loans;

                           (ix) enter into any securities transaction for its own account or purchase or otherwise acquire any investment security for its own account, provided that (A) Security and the Security Subsidiaries may enter into transactions for its own account involving, and purchase or sell for its own account, U.S. Treasury obligations and securities issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, (B) Security and the Security Subsidiaries may make deposits in an overnight account at the FHLB of Seattle, and (C) WesterFed's consent to transactions otherwise restricted by this paragraph (ix) shall not be unreasonably withheld or delayed;

                           (x) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with past practices;

                           (xi) enter into, modify or extend any agreement, contract or commitment out of the ordinary course of business or having a term in excess of six months and involving an expenditure in excess of ten thousand dollars ($25,000), other than letters of credit, loan agreements, deposit agreements, and other lending, credit and deposit documents made in the ordinary course of business;

                           (xii) except in the ordinary course of business, place on any of its assets or properties any mortgage, pledge, lien, charge, or other encumbrance;

                           (xiii) cancel any material indebtedness owing to it or any material claims which it may possess or waive any rights of material value;

                           (xiv) sell or otherwise dispose of any real property or any material amount of tangible or intangible personal property other than
                                    (A) properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness owed to Security Bank, (B) student loans, or (C) loans which are held for sale by Security Bank and are sold in the secondary market within sixty (60) days of origination;

                           (xv) foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon; provided, however, that Security Bank and its Subsidiaries shall not be required to obtain such a report with respect to single family, non-agricultural residential property of one acre or less to be foreclosed upon unless it has reason to believe that such property might contain Hazardous Substances;

                           (xvi) knowingly or willfully commit any act or fail to commit any act which will cause a material breach of any material agreement, contract or commitment;

                           (xvii) violate any law, statute, rule, governmental regulation, or order, which violation might have a Material Adverse Effect on Security;

                           (xviii) purchase any real or personal property or make any capital expenditure where the amount paid or committed therefor is in excess of twenty-five thousand dollars ($25,000), except for outstanding commitments set forth in Section 3.20 of the Security Disclosure Schedule;

                           (xix) in the case of Security Bank, voluntarily make any material changes in or to its asset and deposit mix;

                           (xx) engage in any activity or transaction outside the ordinary course of business;

                           (xxi) enter into or acquire, or modify, amend or extend the terms of any existing, Derivative Securities; or

                           (xxii) enter into any new, or modify, amend or extend the terms of any existing, contracts relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities.

                  (c) Security and the Security Subsidiaries shall not, without the prior written consent of WesterFed, willfully engage in any transaction or willfully take any action that would render untrue any of the representations and warranties of Security contained in Article III hereof, if such representations and warranties were given as of the date of such transaction or action.

                  (d) Security will, and will cause each of the Security Subsidiaries to, use its best efforts to maintain its respective properties and assets in their present state of repair, order and condition, reasonable wear and tear excepted, and to maintain and keep in full force and effect all policies of insurance presently in effect, including the insurance of accounts with the FDIC. Security will, and will cause each of the Security Subsidiaries to, take all requisite action (including the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to (i) increase by $1,000,000 the amount of coverage available under such policy or policies, and (ii) preserve all rights thereunder with respect to all matters known by Security which could reasonably give rise to a claim prior to the Effective Time.

                  (e) Security shall promptly notify WesterFed in writing of the occurrence of any matter or event known to and directly involving Security or any Security Subsidiary that is reasonably likely to result in a Material Adverse Effect on Security or impair the ability of Security to consummate the transactions contemplated herein.

                  (f) Security shall not make or cause to be made any material change to the credit underwriting policies of Security Bank without the prior written consent of WesterFed, which consent shall not be unreasonably withheld or delayed.

                  (g) Security shall provide to WesterFed such reports on litigation involving Security and each of the Security Subsidiaries as WesterFed shall reasonably request, provided that Security shall not be required to divulge information to the extent that, in the good faith opinion of its counsel, by doing so, it would risk waiver of the attorney-client privilege to its detriment.

         SECTION 4.02 CONFORMING ACCOUNTING AND RESERVE POLICIES; RESTRUCTURING EXPENSES. At the request of WesterFed, Security shall cause Security Bank, immediately prior to

Closing and after satisfaction or waiver of the conditions to Closing set forth in Article VI hereof, to establish and take such reserves and accruals as WesterFed reasonably shall request to conform Security Bank's loan, accrual, reserve and other accounting policies to the policies of Western; provided, however, that such requested conforming adjustment shall not be taken into account in determining whether Security has experienced a Material Adverse Effect.

         SECTION 4.03 CERTAIN ACTIONS. Neither Security nor any of the Security Subsidiaries shall (a) solicit, initiate, or encourage or take any other action to facilitate (including by way of the disclosing or furnishing of any information that it is not legally obligated to disclose or furnish) any inquiry or the making of any proposal relating to any Acquisition Transaction, or (b)(i) solicit, initiate, or encourage or take any other action to facilitate any inquiry or proposal, or (ii) enter into any agreement, arrangement, or understanding (whether written or oral) regarding any proposal or transaction, providing for or requiring it to abandon, terminate or fail to consummate this Agreement, or compensating it or any of the Security Subsidiaries under any of the instances described in this clause. Security shall immediately instruct and otherwise use its best efforts to cause its directors, officers, employees, agents, advisors (including any investment banker, attorney, or accountant retained by it or any of the Security Subsidiaries), consultants and other representatives to comply with such prohibitions. Security shall immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any parties conducted heretofore with respect to such activities. Notwithstanding anything in this Agreement to the contrary, Security may provide information at the request of or enter into negotiations with a third party with respect to an Acquisition Transaction if the Board of Directors of Security determines, in good faith after consultation with counsel, that the exercise of its fiduciary duties to Security's stockholders under applicable law requires it to take such action; provided, however, that Security may not, in any event, provide to such third party any information which it has not provided to WesterFed. Security shall promptly notify WesterFed orally and in writing in the event it receives any such inquiry or proposal and shall provide reasonable detail of all relevant facts relating to such inquiries. Nothing in this Agreement shall prohibit accurate disclosure by Security in any document (including the Proxy Statement and the Registration Statement) or other disclosure under applicable law if in the opinion of the Board of Directors of Security, disclosure is appropriate under applicable law.

                                   ARTICLE V.

                              ADDITIONAL AGREEMENTS

         SECTION 5.01 INSPECTION OF RECORDS; CONFIDENTIALITY.

                  (a) WesterFed and Security shall each afford to the other and to the other's accountants, counsel and other representatives (and their respective Subsidiaries) full access during normal business hours during the period prior to the Effective Time to all of their respective properties, books, contracts, commitments and records, including all attorneys' responses to auditors' requests for information, and accountants' work papers, developed by either of them or their respective Subsidiaries or their respective accountants or attorneys, and will permit each other and their respective representatives to discuss such information directly with each other's officers, directors, employees, attorneys and accountants. WesterFed and

Security shall each use their best efforts to furnish to the other all other information concerning its business, properties and personnel as such other party may reasonably request. Any failure to comply with this covenant shall be disregarded if promptly corrected without material adverse consequences to the other party. The availability or actual delivery of information shall not affect the representations, warranties, covenants, and agreements of the party providing such information that are contained in this Agreement or in any certificates or other documents delivered pursuant hereto. Nothing in this
Section 5.01(a) shall be construed to obligate WesterFed or Security to take any action or omit to take any action to the extent that, in the good faith opinion of its counsel, such action or omission would risk waiver of the attorney-client privilege.

                  (b) In the event that this Agreement is terminated, each party shall return all non-public documents furnished hereunder, shall destroy all documents or portions thereof prepared by such other party that contain non-public information furnished by the other party pursuant hereto and, in any event, shall hold all non-public information confidential unless or until such information is or becomes a matter of public knowledge or is or becomes known to the party receiving the information through persons other than the party providing such information.

                  (c) Security shall consider in good faith any request by WesterFed to allow a representative of WesterFed to attend as an observer (i) any meeting of the Board of Directors of Security and the Security Subsidiaries,
(ii) any meeting of any committee of either such Board, including the audit and executive committees thereof, or (iii) any other meeting of Security officials at which policy is being made, except for any such meeting if and to the extent that any amendment to this Agreement or the merits of any Acquisition Transaction described in Section 4.03 hereof is discussed. Security shall give reasonable notice to WesterFed of any such meeting and, if known, the agenda for or business to be discussed at such meeting. Security shall provide to WesterFed all written information provided to the directors on all such boards and committees in connection with all such meetings or otherwise provided in writing to the directors, and shall provide any other written financial reports or other analysis prepared for senior management of Security. In the event that Security grants any request by WesterFed to participate in any such meeting, it is understood by the parties that WesterFed's representative will not have any voting rights with respect to matters discussed at these meetings and that WesterFed is not managing the business or affairs of Security or any Security Subsidiary. All information obtained by WesterFed at or in connection with these meetings shall be treated as confidential to the extent provided in Section 5.01(b) hereof.

         SECTION 5.02 REGISTRATION STATEMENT; STOCKHOLDER APPROVAL. As soon as practicable after the date of this Agreement, WesterFed shall file the Registration Statement with the SEC, and Security and WesterFed shall use their best efforts to cause the Registration Statement to become effective under the Securities Act. WesterFed will take any action required to be taken under the applicable blue sky or securities laws in connection with the issuance of the shares of WesterFed Common Stock in the Merger. Each party shall furnish all information concerning it and the holders of its capital stock as the other party may reasonably request in connection with such action. WesterFed and Security shall call the Stockholders' Meetings as soon as reasonably practicable after the Registration Statement is declared effective by the SEC for the purpose of voting upon this Agreement and the Merger. In connection with the Stockholders' Meetings, (a)

WesterFed and Security shall jointly prepare the Proxy Statement as part of the Registration Statement and WesterFed and Security shall mail the Proxy Statement to their respective stockholders, and (b) the Board of Directors of WesterFed and Security shall recommend to their respective stockholders the approval of this Agreement and the Merger; provided, however, that such recommendation by Security may be withdrawn, modified, or amended, or not made at all, after the receipt by Security of an offer to effect an Acquisition Transaction with Security to the extent the Board of Directors of Security reasonably determines that, in the exercise of its fiduciary obligations after consultation with counsel, it has a duty to do so.

         SECTION 5.03 AFFILIATE LETTERS. Security shall use its best efforts to obtain and deliver to WesterFed as promptly as practicable after (and shall use its reasonable best efforts to obtain and deliver within five (5) business days after) the date hereof a signed representation letter substantially in the form of Exhibit C from each executive officer and director of Security and each stockholder of Security who Security reasonably believes is an "affiliate" of Security within the meaning of such term as used in Rule 145 under the Securities Act and shall use its best efforts to obtain and deliver to WesterFed a signed representation letter substantially in the form of Exhibit C from any person who becomes an executive officer or director of Security or any stockholder who becomes such an "affiliate" after the date hereof as promptly as practicable after (and shall use its reasonable best efforts to obtain and deliver within five business days after) such person achieves such status.

         SECTION 5.04 BROKERS. Each of WesterFed and Security represents, as to itself and its Subsidiaries, that no agent, broker, investment banker or other firm or person or officer or director of either is or will be entitled to any broker's or finder's fee or any other commission, bonus or similar fee in connection with any of the transactions contemplated by this Agreement, other than as to WesterFed, Alex. Brown & Sons Incorporated and as to Security, Montgomery Securities, which has provided advice to Security at its request in connection with the Merger.

         SECTION 5.05 COOPERATION. Each party to this Agreement covenants that it will use its best efforts to bring about the transactions contemplated by this Agreement as soon as practicable, unless this Agreement is terminated as provided herein. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement at the earliest practicable time. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of WesterFed or Security or their respective Subsidiaries, as the case may be, shall take all such necessary action. Each party shall use its reasonable best efforts to preserve for itself and the other party each available legal privilege with respect to the confidentiality of their negotiations and related communications, including the attorney-client privilege.

         SECTION 5.06 REGULATORY APPLICATIONS. WesterFed, Security and/or their respective Subsidiaries shall, as soon as practicable after the date of this Agreement, file all necessary applications with all applicable regulatory authorities, and shall use their best efforts to respond as promptly as practicable to all inquiries received concerning said applications. In the event the

Merger or Bank Merger is challenged or opposed by any administrative or legal proceeding, whether by the United States Department of Justice or otherwise, the determination of whether and to what extent to seek appeal or review, administrative or otherwise, or other appropriate remedies shall be made by WesterFed. The party filing an application shall deliver a copy thereof to the other party in advance of filing and copies of all responses or written communications from regulatory authorities relating to the Merger, the Bank Merger or this Agreement (to the extent permitted by law), and the filing party shall also deliver a final copy of each regulatory application to the other party promptly after it is filed with the appropriate regulatory authority. Each party shall advise the other party periodically of the status of each regulatory application.

         SECTION 5.07 FINANCIAL STATEMENTS AND REPORTS. From the date of this Agreement and prior to the Effective Time: (a) each party will deliver to the other, not later than ninety (90) days after the end of any fiscal year, its Annual Report on Form 10-K (and all schedules and exhibits thereto) for the fiscal period then ended prepared in conformity with GAAP, and not later than forty-five (45) days after the end of any fiscal quarter, its thrift financial reports as filed with the OTS; (b) each party will deliver to the other not later than forty-five (45) days after the end of each quarter, its Report on Form 10-Q for such quarter as filed with the SEC, which shall be prepared in conformity with GAAP and the rules and regulations of the SEC; and (c) each party will deliver to the other any and all other material reports filed with the SEC, the FDIC, the OTS, or any other regulatory agency within five (5) business days of the filing of any such report.

         SECTION 5.08 NOTICE. At all times prior to the Effective Time, each party shall promptly notify the other in writing of the occurrence of any event which will or may result in the failure to satisfy any of the conditions specified in Sections 6.01 or 6.02. In the event that either party becomes aware of the occurrence or impending occurrence of any event which would constitute or cause a breach by it of any of its representations and warranties, covenants or agreements herein in any material respect, or would have constituted or caused a breach by it of its representations and warranties, covenants or agreements herein in any material respect, had such an event occurred or been known prior to the date hereof, said party shall immediately give detailed and written notice thereof to the other party, and shall, unless the same has been waived in writing by the other party, use its reasonable efforts to remedy the same within 30 days, provided that such efforts, if not successful, shall not be deemed to satisfy any condition precedent to the Merger.

         SECTION 5.09 PRESS RELEASE. Except as provided in Section 4.03(a) or as otherwise reasonably determined by a party to comply with its legal obligations, at all times prior to the Effective Time, each party shall mutually agree with the other prior to the issuance of any press release or other information to the press or any third party for general circulation with respect to this Agreement or the transactions contemplated hereby.

         SECTION 5.10 DELIVERY OF SUPPLEMENTS TO DISCLOSURE SCHEDULES. Five (5) business days prior to the Effective Time, each party will supplement or amend its Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or which is necessary to correct any information in the Disclosure Schedule or in any representation and warranty made by the disclosing party which has been rendered inaccurate thereby. For purposes of determining the accuracy of the representations and warranties of WesterFed and Security contained, respectively, in Articles II and III hereof in order to determine the fulfillment of the conditions set forth in Sections 6.01(a) and 6.02(a) as of the date of this Agreement, the Disclosure Schedule of each party shall be deemed to include only that information contained therein on the date it is initially delivered to the other party.

         SECTION 5.11 LITIGATION MATTERS. Security will consult with WesterFed about any proposed settlement, or any disposition of, any litigation involving amounts in excess of $10,000.

         SECTION 5.12 NOTICE OF MATERIAL ADVERSE EFFECT. WesterFed shall promptly notify Security in writing of the occurrence of any matter or event known to and directly involving WesterFed or any WesterFed Subsidiary that is reasonably likely to result in a Material Adverse Effect on WesterFed or impair the ability of WesterFed to consummate the transactions contemplated herein.

         SECTION 5.13 OPTIONS; EMPLOYMENT AGREEMENTS; BENEFITS AND RELATED MATTERS.

                  (a) SECURITY STOCK OPTIONS HELD BY NON-EMPLOYEES. At the Effective Time, by virtue of the Merger, and without any action on the part of any person or entity, each Security Stock Option outstanding on the date hereof and remaining outstanding immediately prior to the Effective Time and held by a holder who is not an employee of Security or any Security Subsidiary immediately prior to the Effective Time shall be converted into and become a right to receive from WesterFed, whether or not the option is then exercisable or vested, a cash payment in an amount equal to the product of (A) the number of shares of Security Common Stock subject to such option immediately prior to the Effective Time, and (B) the excess, if any, of $30 over the exercise price per share of such option, net of any cash which must be withheld under federal and state income and employment tax requirements. Such cash payments shall be in consideration of, and shall result in, the settlement and cancellation of all such options. As a condition to the receipt of a cash payment in cancellation of options, each such holder of a Security Stock Option shall execute a cancellation agreement in the form of Exhibit D.

                  (b) SECURITY STOCK OPTIONS HELD BY EMPLOYEES. At the Effective Time, by virtue of the Merger, and without any action on the part of any person or entity, each Security Stock Option outstanding on the date hereof and remaining outstanding immediately prior to the Effective Time and held by a holder who is an employee of Security or a Security Subsidiary immediately prior to the Effective Time shall be converted into and become, upon the election of such holder, either the right to receive cash on the terms set forth in Section 5.13(a) or an option to purchase shares of WesterFed Common Stock on the same terms as are in effect with respect to the Security Stock Option immediately prior to the Effective Time, except that (i) each such converted option will be exercisable solely for shares of WesterFed Common Stock, (ii) the number of shares of WesterFed Common Stock subject to such converted option shall be equal to the number of shares of Security Common Stock subject to the Security Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, the product being rounded, if necessary, up or down to the nearest whole share, and (iii) the per-share exercise price under each such converted option shall be adjusted by dividing the per-share exercise price of the

Security Stock Option by the Exchange Ratio, and rounding up to the nearest cent. The failure of any holder of a Security Stock Option to deliver to WesterFed prior to the Effective Time written evidence of the election referred to in this Section 5.13(b) shall be deemed to be an election by such holder to receive, in exchange for such Security Stock Option, an option to purchase shares of WesterFed Common Stock on the terms set forth in this Section 5.13(b). As soon as practicable after the Effective Time, WesterFed shall take all action necessary to register under the Securities Act the shares of WesterFed Common Stock subject to options resulting from the conversion of Security Stock Options pursuant to this Section 5.13(b).

                  (c) WRITTEN AGREEMENTS WITH EMPLOYEES. Simultaneously with the execution of this Agreement, Western and the seven (7) Security/Security Bank employees listed in Exhibit E shall execute new employment agreements in the form attached to Exhibit E, which new employment agreements shall supersede and replace the existing employment agreements of said employees at the Effective Time.

                  (d) CONTINUING EMPLOYEES. To the extent permitted by applicable law, the former employees of Security and the Security Subsidiaries who become employees of WesterFed or any WesterFed Subsidiary (the "Continuing Employees") shall continue to participate in the Security Benefit Plans. WesterFed or any WesterFed Subsidiary may amend or terminate any Security Benefit Plan at any time, provided, that if the termination or amendment adversely affects the benefits provided to the Continuing Employees, WesterFed or a WesterFed Subsidiary shall provide the Continuing Employees with benefits that are substantially equivalent to the benefits being received by other similarly situated employees of WesterFed or a WesterFed Subsidiary under comparable plans then in effect. Neither WesterFed nor any WesterFed Subsidiary shall amend any Security Qualified Plan in a manner which adversely affects the benefits to participants therein, except (i) to comply with applicable laws and regulations including the Code and ERISA, or (ii) when a similar amendment is being made to a comparable WesterFed Qualified Plan. Nothing herein shall preclude WesterFed or a WesterFed Subsidiary from terminating a Security Qualified Plan or merging a Security Qualified Plan into a WesterFed Qualified Plan, provided that in doing so WesterFed complies with the applicable comparability test under the Code, ERISA and any other applicable laws and regulations and the other provisions of this paragraph. Whenever a Continuing Employee becomes a participant in a WesterFed Benefit Plan, such Continuing Employee shall receive full credit for his past service with Security or a Security Subsidiary for purposes of determining eligibility to participate in and the vesting benefits of such WesterFed Benefit Plan (but not for the purpose of accrual of benefits thereunder). In such regard, years of service with Security or any Security Subsidiary shall be deemed service with WesterFed or a WesterFed Subsidiary. Continuing Employees will not be subject to any exclusion or penalty for pre-existing conditions that were covered under the Security health plan immediately prior to the Effective Time or any waiting period relating to coverage under the WesterFed health plan.

         SECTION 5.14 EXTENT OF KNOWLEDGE. For purposes of this Agreement and any other certificate or document delivered by one party to the other pursuant hereto, the "best knowledge" of WesterFed or Security shall be limited to matters actually known to each of its directors and each of its officers holding the position of Senior Vice President or above.

         SECTION 5.15 TAX TREATMENT. Neither Security or any of the Security Subsidiaries, nor WesterFed or any of the WesterFed Subsidiaries, shall voluntarily take any action which would disqualify the Merger or Bank Merger as a "reorganization" pursuant to Section 368(a) of the Code.

         SECTION 5.16 STOCK EXCHANGE LISTING. WesterFed shall use its best efforts to list on the Nasdaq National Market, subject to official notice of issuance, the shares of WesterFed Common Stock to be issued in the Merger.

         SECTION 5.17 DIRECTORS' AND OFFICERS' INDEMNIFICATION INSURANCE. For a period of six years following the Effective Time, WesterFed shall indemnify, defend and hold harmless the present and former directors, officers and employees of Security and the Security Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, and arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement and the agreements executed pursuant to this Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Security would have been permitted under Montana law and its Articles of Incorporation or Bylaws in effect on the date of this Agreement to indemnify such person (and WesterFed will also advance expenses as incurred to the fullest extent permitted under applicable law so long as the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification); provided, however, that (a) any determination required to be made with respect to whether a person's conduct complies with the standards set forth under Montana law and Security's Articles of Incorporation and Bylaws shall be made by independent counsel mutually agreed upon between WesterFed and the Indemnified Party, and (b) WesterFed shall be obligated pursuant to this Section 5.17 to pay for only one firm of counsel for all Indemnified Parties, unless an Indemnified Party shall have reasonably concluded, based on the advice of counsel, that in order to be adequately represented, separate counsel is necessary for such Indemnified Party, in which case WesterFed shall be obligated to pay for such separate counsel. WesterFed shall cause the persons serving as officers and directors of Security and the Security Subsidiaries immediately prior to the Effective Time to be covered for a period of six years following the Effective Time by the directors' and officers' liability insurance policy maintained by WesterFed and Western (provided that WesterFed may substitute or cause Security to substitute therefor single premium tail coverage with a policy limit equal to Security's existing annual coverage limit) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such, provided that the additional premium cost to WesterFed does not exceed 300% of Security's present annual premium cost and that the insurance is available.

                                   ARTICLE VI.

                                   CONDITIONS

         SECTION 6.01 CONDITIONS TO THE OBLIGATIONS OF WESTERFED.
Notwithstanding any other provision of this Agreement, the obligations of WesterFed to consummate the Merger are subject to the following conditions precedent (except as to those which WesterFed may choose to waive in writing):

                  (a) Subject to the cure provisions set forth in Section 5.08, all of the representations and warranties made by Security in this Agreement and in any documents or certificates provided by Security shall have been true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time, except (i) to the extent that such representations and warranties are by their express provisions made as of a specified date, in which case such representations and warranties shall have been true and correct in all material respects as of such specified date, and (ii) for information contained in a subsequent Disclosure Schedule of Security relating to an event or series of events arising after the date hereof which does not have a Material Adverse Effect on Security;

                  (b) Subject to the cure provisions set forth in Section 5.08, Security shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Effective Time;

                  (c) Since the date hereof, Security shall not have suffered a Material Adverse Effect;

                  (d) WesterFed shall have received the opinion of Graham & Dunn, counsel to Security, in form and substance satisfactory to WesterFed;

                  (e) WesterFed shall have received from Hanson, Roybal, Lee & Todd, Montana counsel for Security, a written opinion satisfactory in form and substance to WesterFed, dated the Closing Date, with respect to (i) the corporate status, corporate authority, good standing, capitalization, and litigation proceedings of Security, (ii) the enforceability of the Agreement, and (iii) and such other matters with respect to which legal opinions are customarily given in transactions such as the Merger; and

                  (f) WesterFed shall have received a certificate signed by the President and Chief Executive Officer of Security, dated as of the Effective Time, certifying that based upon his best knowledge, the conditions set forth in Sections 6.01(a), (b), and (c) hereof have been satisfied.

         SECTION 6.02 CONDITIONS TO THE OBLIGATIONS OF SECURITY. Notwithstanding any other provision of this Agreement, the obligations of Security to consummate the Merger are subject to the following conditions precedent (except as to those which Security may choose to waive in writing):

                  (a) Subject to the cure provisions set forth in Section 5.08, all of the representations and warranties made by WesterFed in this Agreement and in any documents or certificates provided by WesterFed shall have been true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time, except (i) to the extent that such representations and warranties are by their


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
express provisions made as of a specified date, in which case such representations and warranties shall have been true and correct in all material respects as of such specified date, and (ii) for information contained in a subsequent Disclosure Schedule of WesterFed relating to an event or series of events arising after the date hereof which does not have a Material Adverse Effect on WesterFed;

                  (b) Subject to the cure provisions set forth in Section 5.08, WesterFed shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Effective Time;

                  (c) Since the date hereof, WesterFed shall not have suffered a Material Adverse Effect;

                  (d) Security shall have received the opinion of Silver, Freedman & Taff, L.L.P., counsel to WesterFed, in form and substance satisfactory to Security; and

                  (e) Security shall have received a certificate signed by the President and Chief Executive Officer of WesterFed, dated as of the Effective Time, that based upon his best knowledge, the conditions set forth in Sections 6.02(a), (b), and (c) have been satisfied.

         SECTION 6.03 CONDITIONS TO THE OBLIGATIONS OF THE PARTIES. Notwithstanding any other provision of this Agreement, the obligations of WesterFed on the one hand, and Security on the other hand, to consummate the Merger are subject to the following conditions precedent (except as to those which WesterFed or Security may choose to waive in writing):

                  (a) Each party to this Agreement shall have received from its financial advisor a written fairness opinion, dated on or about the date on which the Proxy Statement is distributed to such party's stockholders, to the effect that the Merger Consideration is fair to such party's stockholders from a financial point of view;

                  (b) As of the date of this Agreement, each member of the Board of Directors of Security and any executive officer who is a stockholder of Security owning 1,000 shares or more of Security Common Stock shall have executed and delivered to WesterFed a Stockholder Voting Agreement in the form of Exhibit F;

                  (c) As of the date of this Agreement, Security and WesterFed shall execute and deliver to each other Stock Option Agreement #1 and Stock Option Agreement #2, in the forms of Exhibits G and H, respectively;

                  (d) As of the date of the Agreement, the new employment agreements referred to in Section 5.13(c) shall have been executed and delivered by the parties named therein;

                  (e) No preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of the Merger or Bank Merger shall have been issued and shall remain in effect;


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
                  (f) The parties shall have received all applicable regulatory approvals and consents to consummate the transactions contemplated in this Agreement and all required waiting periods shall have expired;

                  (g) The Registration Statement shall have been declared effective under the Securities Act and no stop orders shall be in effect and no proceedings for such purpose shall be pending or threatened by the SEC;

                  (h) Each of WesterFed and Security shall have received from Silver, Friedman & Taff, L.L.P. a written opinion, dated the Closing Date, substantially to the effect that the Merger and the Bank Merger will each constitute a "reorganization" within the meaning of Section 368(a) of the Code.

                  (i) The WesterFed Common Stock to be issued to holders of Security Common Stock shall have been approved for listing on the Nasdaq National Market subject to official notice of issuance; and

                  (j) There shall not have been any action taken or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any federal or state government or governmental agency or instrumentality or court, which would prohibit WesterFed's ownership or operation of all or a material portion of the business or assets of Security, or would compel WesterFed or Western to dispose of all or a material portion of the business or assets of Security Bank or would prohibit the Bank Merger, as a result of this Agreement, or which would render WesterFed or Security unable to consummate the transactions contemplated by this Agreement;

                                  ARTICLE VII.

                         TERMINATION; AMENDMENT; WAIVER

         SECTION 7.01 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

                  (a) By the mutual written consent of the Boards of Directors of WesterFed and Security;

                  (b) At any time prior to the Effective Time, by WesterFed or Security if there shall have been a final judicial or regulatory determination (as to which all periods for appeal shall have expired and no appeal shall be pending) that any material provision of this Agreement is illegal, invalid or unenforceable (unless the enforcement thereof is waived by the affected party) or denying any regulatory application the approval of which is a condition precedent to either party's obligations hereunder;

                  (c) At any time on or before the date specified in 7.01(f) hereof, by WesterFed or Security in the event that any of the conditions precedent to the obligations of the other party


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
to the Merger or Bank Merger are rendered impossible to be satisfied or fulfilled by said date (other than by reason of a breach by the party seeking to terminate);

                  (d) By either party at any time after the stockholders of WesterFed or Security fail to approve this Agreement and the Merger by the required vote at the respective Stockholders' Meetings;

                  (e) By WesterFed or Security, in the event of a material breach by the other party of any representation, warranty, covenant or agreement contained herein or in any Schedule or document delivered pursuant hereto, which breach would result in the failure to satisfy the closing condition set forth in
Section 6.01(a) or 6.01(b), in the case of WesterFed, or Section 6.02(a) or 6.02(b), in the case of Security, and which breach cannot be or is not cured within thirty (30) days after written notice of such breach is given by the non-breaching party to the party committing such breach; or

                  (f) By either party on or after 270 days following the date of this Agreement, in the event the Merger has not been consummated by such date (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein); or

                  (g)      By Security if:

                                    (i)      the Average WesterFed Stock Price
                                             is less than $11.75; and

                                    (ii)     the Board of WesterFed does not
                                             increase the Exchange Ratio such
                                             that the shareholders of Security
                                             who are entitled to exchange their
                                             shares for WesterFed Common Stock
                                             will receive a Stock Distribution
                                             equal to $27.01 per share based
                                             upon the Average WesterFed Stock
                                             Price.

                  In the event either party elects to effect any termination pursuant to Section 7.01(b) through 7.01(g) above, it shall give written notice to the other party hereto specifying the basis for such termination and certifying that such termination has been approved by the vote of a majority of the members of its Board of Directors.

         SECTION 7.02 LIABILITIES AND REMEDIES.

                  (a) In the event that this Agreement is terminated by a party (the "Aggrieved Party") solely by reason of the willful material breach by the other party ("Breaching Party") of any of its representations, warranties, covenants or agreements contained herein, then the Aggrieved Party shall be entitled to such remedies and relief against the Breaching Party as are available at law or in equity. Moreover, the Aggrieved Party without terminating this Agreement shall be entitled to specifically enforce the terms hereof against the Breaching Party in order to cause the Merger and the Bank Merger to be consummated. Each party acknowledges that there is not an adequate remedy at law to compensate the other party relating to the non-consummation of the Merger and the Bank Merger. To this end, each party, to the extent permitted by law,


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irrevocably waives any defense it might have based on the adequacy of a remedy at law which might be asserted as a bar to specific performance, injunctive relief or other equitable relief.

                  (b) Except as provided in Section 7.02(a), each of the parties to this Agreement shall bear its own costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, all application and filing fees to be paid by either party to regulatory authorities in connection with the transactions contemplated by this Agreement and the printing and mailing costs of the Proxy Statement shall be shared equally by the parties.

         SECTION 7.03 SURVIVAL OF AGREEMENTS. In the event of termination of this Agreement by either WesterFed or Security as provided in Section 7.01, this Agreement shall forthwith become void and have no effect except that the agreements contained in Sections 5.01(b) and 7.02 hereof shall survive the termination hereof.

         SECTION 7.04 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by their respective Boards of Directors at any time before or after approval hereof by their stockholders but, after such stockholder approval, no amendment shall be made which changes the form of consideration or the value of the consideration to be received by the stockholders of Security without the approval of the stockholders of Security. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. WesterFed and Security may, without approval of their respective Boards of Directors, make such changes to this Agreement, not inconsistent with the purposes hereof, as may be required to effect or facilitate any regulatory approval or acceptance of the Merger, the Bank Merger or this Agreement or to effect or facilitate any regulatory or governmental filing or recording required for the consummation of any of the transactions contemplated hereby.

         SECTION 7.05 WAIVER. Any term, provision or condition of this Agreement (other than the requirement of stockholders' approval) may be waived in writing at any time by the party which is entitled to the benefits hereof. Each and every right granted to any party hereunder, or under any other document delivered in connection herewith or therewith, and each and every right allowed it by law or equity, shall be cumulative and may be exercised from time to time. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of a condition or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation or warranty of this Agreement. No investigation, review or audit by WesterFed of Security or Security of WesterFed prior to or after the date hereof shall estop or prevent either party from exercising any right hereunder or be deemed to be a waiver of any such right.


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                                  ARTICLE VIII.

                               GENERAL PROVISIONS

         SECTION 8.01 SURVIVAL. None of the representations, warranties, covenants and agreements of the parties in this Agreement or in any instrument delivered by the parties pursuant to this Agreement (other than the agreements, covenants and obligations set forth herein which are contemplated to be performed after the Effective Time) shall survive the Effective Time, provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive WesterFed or Security (or any of their respective directors, officers, employees or agents) of any defense in law or equity which otherwise would be available against the claims of any person, including any stockholder or former stockholder of either WesterFed of Security, the aforesaid representations, warranties, and covenants being material inducements to consummation by WesterFed, Security and the Surviving Corporation of the Merger contemplated hereby.

         SECTION 8.02 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile transmission or by registered or certified mail to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) and shall be deemed to be delivered on the date so delivered:

                  (a) if to WesterFed: Lyle R. Grimes
                                       President and Chief Executive Officer
                                       WesterFed Financial Corporation
                                       100 East Broadway
                                       Missoula, Montana  59802

                      copy to:         Silver, Freedman & Taff
                                       1100 New York Avenue, Suite 700 East
                                       Washington, D.C. 20005
                                       Attn: Barry Taff

                  (b) if to Security:  David W. Jorgenson
                                       President and Chief Executive Officer
                                       Security Bancorp
                                       219 North 26th Street
                                       Billings, Montana

                      copy to:         Graham & Dunn
                                       1420 Fifth Avenue
                                       Suite 3300
                                       Seattle, WA 98101
                                       Attention: Stephen M. Klein


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         SECTION 8.03 APPLICABLE LAW. This Agreement shall be construed and interpreted according to the laws of the State of Delaware without regard to conflicts of laws principles thereof, except to the extent that the federal laws of the United States apply.

         SECTION 8.04 HEADINGS, ETC. The article headings and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 8.05 SEVERABILITY. If any term, provision, covenant, or restriction contained in this Agreement is held by a final and unappealable order of a court of competent jurisdiction to be invalid, void, or unenforceable, then the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated unless the effect would be to cause this Agreement to not achieve its essential purposes.

         SECTION 8.06 ENTIRE AGREEMENT; BINDING EFFECT; NON-ASSIGNMENT; COUNTERPARTS. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement between the parties hereto and supersedes all other prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof; and (b) is not intended to confer upon any other person any rights or remedies hereunder except as specifically provided herein. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party hereto. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the day and year first above written.

                                      WESTERFED FINANCIAL CORPORATION

                                      By:  /s/ Lyle R. Grimes
                                           -------------------------------------
                                           Lyle R. Grimes
                                           President and Chief Executive Officer

/s/
- -------------------------------------
____________, Secretary


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
                                      SECURITY BANCORP

                                      By:  /s/ David W. Jorgenson
                                           -------------------------------------
                                           David W. Jorgenson
                                           President and Chief Executive Officer

/s/
- -------------------------------------
              Secretary


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